UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. -    )

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TETRA TECHNOLOGIES, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
2019

Notice of 2019 Annual Meeting of Stockholders

To the stockholders of TETRA Technologies, Inc. (“TETRA” or the “Company”):

Our 2019 Annual Meeting of Stockholders will be held as follows:

When: Friday, May 3, 2019, at 11:00 a.m. local time	Where: TETRA Technologies, Inc. Corporate Headquarters 24955 Interstate 45 North The Woodlands, Texas 77380

The purpose of the meeting is to consider and take action on the following:

1.	Election of nine directors to serve one-year terms ending at the 2020 Annual Meeting of Stockholders, or until their successors have been duly elected or appointed;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
3.	Advisory vote to approve executive compensation.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the Annual Meeting or any adjournments.

Only stockholders of record at the close of business on March 4, 2019 will be entitled to notice of and to vote at the Annual Meeting.

Your vote is important!

Please promptly vote your shares by telephone, the internet, or, if the proxy statement was mailed to you, by marking, signing, dating, and returning the enclosed proxy card as soon as possible, regardless of whether you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted.

Kimberly M. O'Brien Corporate Secretary

March 21, 2019

The Woodlands, Texas

PROXY STATEMENT

Table of Contents

Proxy Statement Highlights	1	Compensation Discussion & Analysis (“CD&A)	38
		Company Operations and Performance	38
Proposal No. 1: Election of Directors	2	Consideration of Prior Year’s Advisory Vote &
Board Recommendation	2	Stockholder Outreach	40
Vote Required	2	Overall Compensation Structure	41
Nominees for Director	3	Alignment of Pay with Stock Price Performance	41
		Key Compensation Practices and Policies	44
Proposal No. 2: Ratification of Selection		Compensation Philosophy and Objectives	45
Independent Registered Public Accounting Firm	10	Roles and Processes	46
Independence of our Independent Auditor	10	Compensation Elements	48
Audit Partner Rotation	10	Retirement, Health, and Welfare Benefits	58
Considerations Regarding Appointment	10	CEO Pay Ratio	58
Board Recommendation	11	Perquisites	59
Vote Required	11	Clawback Policy	59
		Severance Plan and Termination Payments	59
Proposal No. 3: Advisory Vote to Approve		Employment Agreements	59
Executive Compensation	12	Double Trigger Change of Control Agreements	60
Board Recommendation	13	Indemnification Agreements	60
Vote Required	13	Stock Ownership Guidelines	60
		Tax and Accounting Implications of Executive
Corporate Governance	14	Compensation	60
Corporate Governance Guidelines	14	Changes for Fiscal Year 2019	61
Majority Vote Policy	14
Corporate Governance Documents	14	Compensation Committee Report	62
Director Independence	15
Board Leadership Structure	16	Compensation of Executive Officers	63
Board Oversight of TETRA	16	Summary Compensation Table	63
Strategy	17	Grants of Plan Based Awards	64
Board Role in Risk Oversight	18	Outstanding Equity Awards at Fiscal Year End	65
Sustainability Highlights	19	Option Exercises and Stock Vested	66
Stock Ownership Guidelines	20	Nonqualified Deferred Compensation	66
Board Committee and Meetings	21	Potential Payments upon Termination
Board and Committee Succession Planning	24	or Change of Control	67
Director Tenure	25
Executive Succession Planning	25	Compensation Risk	70
Director Orientation and Continuing Education	25
Board Committee Self-Evaluation Process	26	Director Compensation	71
Executive Sessions of the Board of Directors	27
Communications with Directors	27	Beneficial Stock Ownership of Certain
Director Nominations Submitted by Stockholders	27	Stockholders and Management	73
Director Nominations by the Nominating		Section 16(a) Beneficial Ownership Reporting
and Corporate Governance Committee	28	Compliance	74
Insider Trading Policy	29	Proposals of Stockholders	75
Certain Transactions	29	Additional Financial Information	75
Equity Compensation Plan Information	30	Other Matters	75
Non-Stockholder Approved Plans	31
		General Information About the Meeting & Voting	76
Audit Committee Report	32	Internet and Electronic Availability of Proxy Materials	76
Fees Paid to EY	34	General Voting Instructions	76
Audit Committee Preapproval Policies and		Voting Rules	78
Procedures	34	Householding of Annual Meeting Materials	79

Executive Officers	35

PROXY STATEMENT HIGHLIGHTS

These highlights summarize certain information contained elsewhere in the proxy statement and does not contain all the information you should consider.  You should refer to the remainder of the proxy statement for more information about us and the proposals you are being asked to consider.

2018 BUSINESS HIGHLIGHTS

Throughout 2018, we continued to execute our strategic plan and deliver improvements in certain operational and financial results.  We ended 2018 better positioned to leverage our competitive advantages in our key markets in North America and around the world.

Dedication to our CØRE values is integral to our culture • Focus on Customers • “Drive to Zero” Incidents • Maximize Returns • Engage and Motivate Employees

•   Completed two acquisitions that enhance our integrated water management solutions in North America shale basins

•   Sold our offshore division, furthering our goal of streamlining operations and focusing on our core businesses – Completion Fluids & Products, Water & Flowback Services and Compression

•   Added financial flexibility to grow by reducing financial covenants and extending debt maturities

•   Focused our capital investments on high-value, high-return projects

•   Advanced our innovative, environmentally responsible products, such as our zinc-free, solids-free TETRA CS Neptune ® completion fluids

•   Strengthened our management team with high potential individuals to help us drive stockholder value and enhance our competitive advantages

EXECUTIVE COMPENSATION HIGHLIGHTS	CORPORATE GOVERNANCE HIGHLIGHTS

Our executive compensation program reflects a fundamental belief that rewards should be competitive, both in elements and amount, with the broad market in which we compete for executive talent and commensurate with TETRA’s and the individual executive’s performance.

•   Pay for Performance - Our total compensation for each individual provides reasonable upside potential for exceptional performance; as well as risk of no payment with respect to incentive compensation when performance objectives are not achieved. Our variable pay programs are designed as forward-looking incentives that reflect individual and corporate performance during the year under review.

•   Alignment with Stockholder Value - Our long-term incentive, or LTI, awards reward share price improvement and provide a strong link to stockholder interests.  Our compensation programs are designed and administered to maximize stockholder value.

•   Market Competitiveness - Our overall compensation strategy recognizes that attraction and retention of key talent are critical to the attainment of our stated business goals and objectives and to the creation of value for our stockholders.

The mix of compensation between base salary and short- and long-term incentive awards is heavily weighted towards at-risk-pay, aligning compensation with the long-term interests of our stockholders.

Our practices include a number of policies and structures that we believe are excellent corporate governance practices, including:

•   Majority vote policy in the election of directors;

•   Annual election of directors;

•   Separation of Chairman of the Board and Chief Executive Officer positions;

•   Regular meetings of our non-employee independent directors;

•   A prohibition against directors and executive officers holding our securities in margin accounts or pledging our securities, absent company approval;

•   A prohibition against directors and executive officers engaging in certain hedging transactions with respect to our securities;

•   Rigorous stock ownership guidelines applicable to directors and executive officers;

•   Change in control benefits that are subject to “double trigger”;

•   An independent compensation consultant hired by and reporting to the Compensation Committee; and

•   Compensation clawback policy adopted in 2018 that provides us with a mechanism to recover incentive compensation paid to our executive officers in certain circumstances.

2019 Proxy Statement	TETRA Technologies, Inc. I 1

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

PROPOSALS

Proposal No. 1 — Election of Directors

The Board recommends a vote FOR the election of each nominee

Board Recommendation

Our Board of Directors believes that each director nominee for election at the Annual Meeting is highly qualified.  The director nominees’ biographies (below) describe the specific experience, qualifications, attributes, and skills that have been considered by the Nominating and Corporate Governance Committee and contributed to such individuals’ being nominated for our Board of Directors.  As their biographies indicate, all the director nominees possess significant leadership and professional experience, knowledge, including energy industry knowledge, and skills that qualify them for service on our board.  Each director, other than Mr. Brightman, our Chief Executive Officer, and Mr. Murphy, our President and Chief Operating Officer, satisfies the independence requirements under the listing standards of the New York Stock Exchange (“NYSE”).  All directors satisfy the criteria stated in our Corporate Governance Guidelines and possess the personal characteristics essential for the proper and effective functioning of our board.

The terms of office of each of the nine current directors will expire at the time of the Annual Meeting. The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated and urges you to vote “FOR”, the election of the nine persons listed below who have been nominated to serve one-year terms as directors.  Each of the nominees has consented to be named in this proxy statement and to serve as a director, if elected.

Vote Required

A plurality vote is required for the election of directors in Proposal No. 1, subject to our majority voting policy discussed below. This means that, if a quorum is present at the Annual Meeting, the nine nominees receiving the greatest numbers of “FOR” votes will be elected to serve as directors. Please see the "General Information About the Meeting and Voting" section in this proxy statement for additional information.

It is intended that the proxies solicited hereby will be voted “FOR” the election of such nominees, unless the authority to do so has been withheld by you. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.

Majority Vote Policy: Our Corporate Governance Guidelines provide that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election shall, following certification of the stockholder vote, unless such nominee has previously submitted an irrevocable resignation in accordance with the majority vote policy, promptly tender his or her resignation to the Chairman of the Board of Directors. The Nominating and Corporate Governance Committee is required to recommend to the Board of Directors whether such tendered resignation should be accepted or rejected. The Board of Directors will then determine whether to accept or reject the tendered resignation. Following the Board of Director’s decision on the Governance Committee’s recommendation, we will promptly disclose the Board of Director’s decision and decision making process regarding a tendered resignation in a document filed with the Securities and Exchange Commission (the “SEC”). Each of the director nominees has previously submitted an irrevocable resignation letter. Please read our Corporate Governance Guidelines posted in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com for more information regarding our majority vote policy.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees for Director

The nominees for election as directors are as follows:

Name	Age	Position with Us	Director Since	Public Directorships (including TETRA and CCLP)
Mark E. Baldwin	65	Director	2014	3
Thomas R. Bates, Jr.	69	Director	2011	5
Stuart M. Brightman	62	Director, CEO	2009	3
Paul D. Coombs	63	Director	1994	3
John F. Glick	66	Director	2014	2
Gina A. Luna	45	Director	2018	1
Brady M. Murphy	59	Director, President and COO	2018	2
William D. Sullivan	62	Director	2007	3
Joseph C. Winkler III	67	Director	2015	3

See “Beneficial Stock Ownership of Certain Stockholders and Management” on page 73 for information regarding the number of shares of our common stock owned by each nominee.

Mark E. Baldwin
• Age 65 • Independent Director since 2014 Board Committees • Audit Committee (Chairman)

Key Attributes/Skills/Expertise.

Mr. Baldwin, through his experience in executive financial positions with public companies, brings significant knowledge of accounting, capital structures, finance and financial reporting, risk management, strategic planning, and forecasting and provides the board and audit committee important perspective on our financial reporting and governance obligations.  Mr. Baldwin has extensive knowledge of the energy industry and his financial management and operations experience provides a significant contribution to our Board of Director’s mix of backgrounds and skills.

Mr. Baldwin has served as a member of our Board of Directors since January 2014 and as Chairman of our Audit Committee since May 2014. Mr. Baldwin served as the executive vice president and chief financial officer of Dresser-Rand Group, Inc., a public company subject to the reporting requirements of the Securities Exchange Act of 1934 (a "Public Company "), from August 2007 until his retirement in May 2013. Prior to joining Dresser-Rand, he served as the executive vice president, chief financial officer, and treasurer of Veritas DGC Inc., a Public Company, from August 2004 through February 2007, and operating partner at First Reserve Corporation from April 2003 through July 2004. Mr. Baldwin served as executive vice president and chief financial officer for NextiraOne from October 2001 through August 2002, and as chairman of the board and chief executive officer for Pentacon Inc. from 1997 through 2001. From 1980 through 1997, Mr. Baldwin served in a variety of finance and operations positions with Keystone International Inc., including treasurer, chief financial officer, and president of the Industrial Valves and Controls Group. Mr. Baldwin currently serves as a director and as a member of the audit committee of KBR, Inc. and as a director and as a member of the audit committee of Nine Energy Service, Inc., both of which are Public Companies. He previously served as a director of Seahawk Drilling Inc. from August 2009 until February 2011. Mr. Baldwin has a B.S. in Mechanical Engineering from Duke University and an MBA from Tulane University.

2019 Proxy Statement	3 I TETRA Technologies, Inc.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Thomas R. Bates, Jr., Ph.D.
• Age 69 • Independent Director since 2011 Board Committees • Compensation Committee (Chairman)

Key Attributes/Skills/Expertise.

Dr. Bates has over 40 years of experience in the international oil and gas services industry, both in management positions with operational responsibilities and as a director. Through his leadership roles, Dr. Bates has gained significant management development, executive compensation, and succession planning experience. Dr. Bates’ experience serving as a director of other public companies provides cross-board experience and perspective, and his management of a private equity firm provides valuable entrepreneurial and capital markets insight.

Dr. Bates has served as a member of our Board of Directors since November 2011, as Chairman of our Compensation Committee since May 2014, and as a member of that committee since May 2012. Dr. Bates is a private investor and currently an adjunct professor in the Finance Department at Texas Christian University where he teaches in the MBA program at the Neeley School of Business. Dr. Bates joined Lime Rock Management LP, an energy-focused private equity firm, as a managing director in 2001 and became a senior advisor of the firm in 2010 before retiring in 2013. Dr. Bates had 25 years of experience in oil service management and operations before joining Lime Rock. He served from 1998 through 2000 as president of the Discovery Group of Baker Hughes and was responsible for the integration of Western Atlas into Baker Hughes. Earlier, he served as president and chief executive officer of Weatherford Enterra. Previously, Dr. Bates spent 15 years with Schlumberger in both domestic and international locations and was responsible for the Anadrill business unit when early MWD and LWD tools were commercialized. Dr. Bates began his career with Shell Oil Company, where he conducted drilling research. Dr. Bates has been a personal investor and/or a corporate investor in more than a dozen oil service technology startups. Dr. Bates serves as chairman of the board of directors and a member of the compensation and audit committees of Independence Contract Drilling, Inc. and as chairman of the board of directors and a member of the compensation and nominating and governance committees of Tidewater Inc., both of which are Public Companies.  Dr. Bates also serves on the board of directors and as chairman of the compensation committee of Alacer Gold Corporation, a Canadian publicly traded company, and as chairman of the board of directors of Vantage Drilling International, a Public Company that trades on the OTC.  Dr. Bates previously served on the boards of Hercules Offshore, Inc. from 2004 through November 2015, Natco Group, Inc. from 2003 through 2009, and T-3 Energy Services from 2007 until it was acquired in 2011. Dr. Bates is a graduate of the University of Michigan with a Ph.D. in Mechanical Engineering.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Stuart M. Brightman

•   Age 62

•   CEO Since 2009 - will retire from his role immediately following the Annual Meeting

•   President from 2009 to February 2018

•   Director Since 2009 (not Independent)

Board Committees

•   No Committee Memberships

Key Attributes/Skills/Expertise.

Mr. Brightman has more than 30 years of experience in manufacturing and services businesses related to the oil and gas industry. He has experience in corporate finance and in the management of capital intensive operations. Mr. Brightman’s prior service as our Chief Operating Officer and his current position with us as Chief Executive Officer also provides our Board of Directors with an in-depth source of knowledge regarding our operations, our executive management team, and the effectiveness of our compensation programs.

Mr. Brightman has served as our Chief Executive Officer and as a director since May 2009. From May 2009 until February 2018, he also served as our President. He served as our Executive Vice President and Chief Operating Officer from April 2005 through May 2009. Mr. Brightman also serves as chairman of the board of directors of our CSI Compressco GP Inc. subsidiary, the general partner of CSI Compressco LP ("CSI Compressco" or “CCLP”), one of our consolidated subsidiaries and a publicly traded limited partnership subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). On February 22, 2019, Mr. Brightman informed the board of his intent to retire from his position as Chief Executive Officer of our Company and as Chairman of the board of directors of CSI Compressco GP Inc. immediately following the Annual Meeting. From April 2004 to April 2005, Mr. Brightman was self-employed. Mr. Brightman served as president of the Dresser Flow Control division of Dresser, Inc. from April 2002 until April 2004. From November 1998 to April 2002, Mr. Brightman was president of the Americas Operation of the Dresser Valve Division of Dresser, Inc. He served in other capacities during the earlier portion of his career with Dresser, from 1993 to 1998. From 1982 to 1993, Mr. Brightman served in several financial and operational positions with Cameron Iron Works and its successor, Cooper Oil Tools. Mr. Brightman also serves on the board of directors and as a member of the compensation and nominating and governance committees of C&J Energy Services, Inc., a Public Company. Mr. Brightman received his B.S. degree from the University of Pennsylvania and his Master of Business Administration degree from the Wharton School of Business.

Paul D. Coombs
• Age 63 • Director since 1994 (Independent since 2012) Board Committees • Audit Committee • Nominating and Corporate Governance Committee

Key Attributes/Skills/Expertise.

Mr. Coombs has more than 30 years of experience with us, which, together with his entrepreneurial approach to management, provides our Board of Directors with insight into our capabilities and personnel. Mr. Coombs has substantial experience with the oil and gas services we provide, the markets in which we operate, both domestically and internationally, our customers and competitors, and with oil and gas exploration and production operations in general.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Mr. Coombs has served as a member of our Board of Directors since June 1994. He has served as a member of our Nominating and Corporate Governance Committee since July 2012 and as a member of our Audit Committee since May 2015. Mr. Coombs currently serves as a director of our CSI Compressco GP Inc. subsidiary, the general partner of CSI Compressco, also one of our consolidated subsidiaries and a publicly traded limited partnership subject to the reporting requirements of the Exchange Act.  From April 2005 until his retirement in June 2007, Mr. Coombs served as our Executive Vice President of Strategic Initiatives, and from May 2001 to April 2005, as our Executive Vice President and Chief Operating Officer. From January 1994 to May 2001, Mr. Coombs served as our Executive Vice President - Oil & Gas, from 1987 to 1994 he served as Senior Vice President - Oil & Gas, and from 1985 to 1987, as General Manager - Oil & Gas. He has served in numerous other positions with us since 1982. Mr. Coombs is presently a director and serves on the audit and corporate governance committees of the board of directors of Balchem Corporation, a Public Company.

John F. Glick
• Age 66 • Independent Director since 2014 Board Committees • Nominating and Corporate Governance Committee (Chairman) • Compensation Committee

Key Attributes/Skills/Expertise.

Mr. Glick brings extensive energy industry, management, and oversight experience, having served in executive management positions with various public energy services and manufacturing companies. Mr. Glick’s broad experience in manufacturing and servicing a variety of oilfield drilling and completion products, both domestically and internationally, provides valuable insight to our Board of Directors from an operational and strategic planning perspective.

Mr. Glick has served as a member of our Board of Directors since January 2014, as Chairman of our Nominating and Corporate Governance Committee since May 2015 and has been a member of that committee and our Compensation Committee since May 2014. Mr. Glick served as the chief executive officer and a director of Lufkin Industries, Inc., a public company subject to the reporting requirements of the Exchange Act, from March 2008 until his retirement in July 2013 and served as Lufkin’s president and a director since August 2007. During his tenure, Mr. Glick oversaw the growth of Lufkin and, ultimately, the sale of the company to General Electric in July 2013. From September 1994 through August 2007, Mr. Glick served as the vice president and general manager of Lufkin’s Power Transmission Division. He served as vice president and general manager of Lufkin’s Oilfield Division from August 2007 through August 2008. Prior to joining Lufkin, from 1974 through 1994, Mr. Glick held several senior management level positions with Cameron Iron Works, Inc. Mr. Glick currently serves as the non-executive chairman of the board of directors, chairman of the nominating and governance committee, and an ex-officio member of the audit and remuneration committees of Hunting PLC, an FTSE 350 public company traded on the London Stock Exchange.  Mr. Glick also serves as the vice chairman of the board of directors of CHI St. Luke's Health and sits on its executive committee and is a director of CHI St. Luke's Memorial Health.  Mr. Glick received a B.S. in Journalism from the University of Kansas and graduated from the Harvard Graduate School of Business Program for Management Development.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Gina A. Luna
• Age 45 • Director since 2018 Board Committees • Audit Committee • Nominating and Corporate Governance Committee

Key Attributes/Skills/Expertise.

Ms. Luna brings excellent insights and more than 20 years of international and domestic investment and commercial banking, marketing and executive management experience across multiple industries to our board.  Our board also considered diversity in its nomination of Ms. Luna and the value to our board derived from adding gender and age diversity. Ms. Luna’s banking background, in particular, provides a significant contribution to our Board of Director’s mix of backgrounds, experiences, and skills.

Ms. Luna has served as a member of our Board of Directors and as a member of our Audit Committee and Nominating and Corporate Governance Committee since July 2018.  Ms. Luna has served as the Chief Executive Officer of Luna Strategies, LLC, an independent consulting firm, since November 2016.  Prior to that, Ms. Luna served at JPMorgan Chase & Co. for 21 years, holding several senior management level positions, most recently as Managing Director, Chase Commercial Banking, from 2009 to November 2016, as Chief Marketing Officer, Chase Commercial Banking, from 2005 to 2009, and as Chief Operating Officer, Commercial & Investment Banking, South Region, from 2000 to 2005.  Ms. Luna received a Bachelor of Science in Business Administration, with majors in finance and management, from Texas A&M University.

Brady M. Murphy

•   Age 59

•   President and Chief Operating Officer since February 2018 - his appointment as Chief Executive Officer will become effective immediately following the Annual Meeting

•   Director Since December 2018

    (not Independent)

Board Committees

•   No Committee Memberships

Key Attributes/Skills/Expertise.

Mr. Murphy has more than 35 years of global operations, engineering, manufacturing and business development experience in a variety of areas within the energy industry, including deepwater, mature fields and unconventional assets.  Mr. Murphy’s service as our President and Chief Operating Officer provides our Board of Directors with an in-depth source of knowledge regarding our operations, customers, competitors, markets in which we operate, and business strategy.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Mr. Murphy has served as our President and Chief Operating Officer since February 2018 and as a director since December 2018. In connection with Mr. Brightman’s planned retirement, our Board of Directors has appointed Mr. Murphy to the role of Chief Executive Officer, to be effective on Mr. Brightman’s retirement. Mr. Murphy also serves as a director of our CSI Compressco GP Inc. subsidiary, the general partner of CSI Compressco LP, one of our consolidated subsidiaries and a publicly traded limited partnership subject to the reporting requirements of the Exchange Act. Prior to joining TETRA, Mr. Murphy served as chief executive officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry, from January 2016 until February 2018. Mr. Murphy previously served at Halliburton Company and its affiliated companies for 34 years and held numerous international and North America positions, most recently as senior vice president - global business development and marketing from 2012 to December 2015, as senior vice president - business development Eastern Hemisphere from 2011 to 2012, and as senior vice president - Europe/Sub–Saharan Africa region from 2008 to 2011. Earlier in his career, from 1981 until 1989, Mr. Murphy held several positions with increasing responsibility at Gerhart Industries. Mr. Murphy received his B.S. degree in Chemical Engineering from Pennsylvania State University and is an alumnus of Harvard Business School’s Advanced Management Program.

William D. Sullivan
• Age 62 • Independent Director since 2007 • Chairman of the Board Board Committees • As Chairman of the Board, Mr. Sullivan is an Ex-Officio member of all board committees

Key Attributes/Skills/Expertise.

Mr. Sullivan has significant management experience in mid-stream oil and gas operations and in the exploration and production of oil and gas on an international level. Mr. Sullivan also has substantial experience in corporate governance and executive compensation matters and in serving on the boards of publicly held corporations and publicly traded limited partnerships operating in the oil and gas industry.  As Chairman of our Board of Directors, Mr. Sullivan serves as a critical mentor and advisor to our Chief Executive Officer and is pivotal in creating the conditions for overall board and individual director effectiveness, both inside and outside the boardroom.

Mr. Sullivan has served as a member of our Board of Directors since August 2007 and as Chairman since May 2015. He previously served as Chairman of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee. From 1981 through August 2003, Mr. Sullivan was employed in various capacities by Anadarko Petroleum Corporation, most recently as executive vice president, exploration and production. Mr. Sullivan has been retired since August 2005. Mr. Sullivan serves as a director and a member of the audit committee of our CSI Compressco GP Inc. subsidiary, the general partner of CSI Compressco, also one of our consolidated subsidiaries and a publicly traded limited partnership subject to the reporting requirements of the Exchange Act. Mr. Sullivan is the non-executive chairman of the board of directors of SM Energy Company, a Public Company.  From February 2007 to May 2015, Mr. Sullivan served as a director and as a member of the conflicts and audit committees of Targa Resources Partners GP, LLC, the general partner of Targa Resources Partners LP,  and from March 2006 to September 2018, Mr. Sullivan served as a director and as a member of the audit, nominating and corporate governance and conflicts, and compensation committees of Legacy Reserves GP, LLC, the general partner of Legacy Reserves, LP, both of which are publicly traded entities. Mr. Sullivan received his B.S. degree in Mechanical Engineering from Texas A&M University.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Joseph C. Winkler III
• Age 67 • Independent Director since 2015 Board Committees • Audit Committee • Compensation Committee

Key Attributes/Skills/Expertise.

Mr. Winkler’s extensive energy industry-related operational, financial, international, and capital markets experience provides a significant contribution to our Board of Director’s mix of backgrounds and skills. Mr. Winkler’s substantial experience in serving on the boards of publicly held corporations and publicly traded limited partnerships operating in the oil and gas industry provides our board with valuable corporate leadership, governance, and strategy development knowledge.

Mr. Winkler has served as a member of our Board of Directors since August 2015, as a member of our Audit Committee since October 2015 and as a member of our Compensation Committee since May 2018. Mr. Winkler served as chairman of the board and chief executive officer of Complete Production Services Inc. from March 2007 until February 2012, at which time he retired in connection with the acquisition of Complete by Superior Energy Services, Inc. From June 2005 to March 2007, Mr. Winkler served as Complete Production Services Inc.'s president and chief executive officer. Prior to that, from March 2005 to June 2005, Mr. Winkler served as the executive vice president and chief operating officer of National Oilwell Varco, Inc. and from May 2003 until March 2005, as the president and chief operating officer and from April 1996 to May 2003 as chief financial officer of such company’s predecessor, Varco International, Inc. From 1993 to April 1996, Mr. Winkler served as the chief financial officer of D.O.S., Ltd., a privately held company that was acquired by Varco International in April 1996. Prior to joining D.O.S., Ltd., Mr. Winkler served as chief financial officer of Baker Hughes INTEQ, and served in a similar role for various companies owned by Baker Hughes Incorporated. Mr. Winkler has served as a director of the general partner of Hi-Crush Partners LP since 2012 and currently serves as chairman of its audit and conflicts committees, and as a director of Commercial Metals Company since 2012 and currently serves as the lead director and as a member of its compensation and finance committees, both of which are Public Companies. Mr. Winkler also served on the board of Eclipse Resources Corporation from 2014 until its merger with Blue Ridge Mountain Resources on March 1, 2018 and on the board of Dresser-Rand Group, Inc. from 2007 until its merger with Siemens AG in July 2015. Mr. Winkler received a B.S. degree in Accounting from Louisiana State University.

2019 Proxy Statement	9 I TETRA Technologies, Inc.

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this Proposal

Proposal No. 2 requests stockholder approval of the Board of Directors’ selection of the firm of Ernst & Young LLP (“EY”) as our independent registered public accounting firm, or “independent auditors”, for the year ending December 31, 2019.

Independence of our Independent Auditor

The Audit Committee evaluates the selection of the independent auditors each year and has selected EY for the current year.  EY has served as our independent auditors since 1981. The Audit Committee concluded that many factors contribute to the continued support of EY’s independence, such as the oversight of the Public Company Accounting Oversight Board (“PCAOB”) through the establishment of audit, quality, ethics, and independence standards, in addition to conducting audit inspections, the mandating of reports on internal control over financial reporting, PCAOB requirements for audit partner rotation, and limitations imposed by regulation and by our Audit Committee on non-audit services provided by EY.  The Audit Committee reviews and pre-approves all audit and non-audit services to be performed by EY as well as reviews and approves the fees charged by EY for such services.  In its review and pre-approval of non-audit service fees, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the auditors’ independence.  In addition, under the auditor independence rules, EY reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed in those rules.  Please see the Audit Committee Report on page 32 for additional information regarding the Audit Committee’s evaluation of EY.

Audit Partner Rotation

In accordance with applicable rules on partner rotation, EY’s coordinating partner for our audit was changed in 2018, commencing with the 2018 audit, and will rotate off our account no later than following the completion of the 2022 audit. The Audit Committee was involved in the selection of the new coordinating partner.  EY’s engagement quality review partner for our audit was also changed in 2018 and will rotate off our account no later than following the completion of the 2022 audit.

Considerations Regarding Appointment

The Audit Committee considers, among other factors, the fact that we require global, standardized, and well-coordinated services, not only for audit purposes, but for other non-audit service items, including statutory audits and various regulatory certification items.  Some of these services are provided to us by multinational audit and accounting firms other than EY.  A change in our independent auditor may require us to replace one or more of these other multinational service providers and could significantly disrupt our business due to a loss of cumulative knowledge in such service providers’ areas of expertise.

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PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board Recommendation

The Board of Directors recommends that you vote “FOR” ratification and approval of the appointment of EY as our independent registered public accounting firm for the 2019 fiscal year, and proxies returned will be so voted unless contrary instructions are indicated thereon.

As a matter of good corporate governance, the Board of Directors submits the selection of the independent registered public accounting firm to our stockholders for ratification.  If our stockholders do not ratify the appointment, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the year ending December 31, 2019, but the Audit Committee may also elect to retain the firm.  Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the committee determines that such change would be appropriate.  Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the annual meeting of stockholders. Please see the "General Information About the Meeting and Voting" section in this proxy statement for additional information.

2019 Proxy Statement	TETRA Technologies, Inc. I 11

Proposal No. 3 — Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this Proposal

In Proposal No. 3, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) pursuant to Section 14A of the Exchange Act, as disclosed in this proxy statement in accordance with SEC rules.  While this vote is not binding on our Company, the results of the votes on this proposal will be carefully considered by the Board of Directors and the Compensation Committee of our Board of Directors when making future executive compensation decisions. The next such vote will occur at the 2020 Annual Meeting of Stockholders

As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, our compensation philosophy is designed to enable us to recruit and retain the highly qualified and competent executives that are crucial to our long-term success while ensuring that a significant portion of the compensation opportunities available to them are tied to performance; thus aligning their interests with the interests of our stockholders.

The following are some of the key topics discussed in greater detail in the CD&A and in other sections of this proxy statement, and stockholders are encouraged to read these other sections.

•	Every member of our Compensation Committee is independent, as independence is defined in the listing standards of the NYSE (page15).
•

Our Executive Incentive Compensation Recoupment Policy provides a mechanism for us to recover all forms of incentive compensation paid to certain of our executive officers in some circumstances (page 59).

•

Our Compensation Committee has established a thorough process for the review and approval of our compensation programs and practices and it has retained and directed an independent compensation consultant to assist in the discharge of its duties (page 47).

•	Our Board of Directors has adopted stock ownership guidelines that apply to our directors and executive officers (pages 20 and 60).
•	We employ our executive officers “at will” under employment agreements similar to those executed by all our employees (page 59).
•

Our insider trading policy prohibits transactions involving short sales, the buying and selling of puts, calls, or other derivative instruments, and certain forms of hedging or monetization transactions involving our securities (page 29).

•

On an annual basis, our Compensation Committee awards performance-based, long-term cash incentives to certain of our executive officers to supplement the long-term performance-based incentive and retention value provided by time-vesting equity awards.

•

A significant portion of our executive officers’ compensation is in the form of long-term incentive awards that are tied to the long-term performance of our stock and certain key measures that drive stockholder returns. The process by which the Compensation Committee determines the structure of these long-term incentive awards takes into account TETRA’s performance relative to our peers and internal budgeted expectations, market compensation and the need to retain executive talent over the long-term, and alignment with the experience of our long-term stockholders.

•

We believe that providing both short- and long-term incentive compensation awards also helps reduce risks to us or our stockholders that could arise from excessive focus on short-term performance (page 70).

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PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our Board of Directors believes that our compensation program is effective in implementing our compensation philosophy and furthering our strategic goals and objectives. Pursuant to SEC rules, we are asking our stockholders to approve the compensation of our NEOs as disclosed in the CD&A (beginning on page 38), the compensation tables (beginning on page 63) and the narrative discussion following the compensation tables. This advisory stockholder vote, commonly known as “say-on-pay,” gives you as a stockholder the opportunity to approve or not approve our executive compensation program and policies through the following resolution:

“RESOLVED, that the stockholders of TETRA Technologies, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Company’s 2019 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure contained in this Proxy Statement.”

Board Recommendation

The Board of Directors recommends that you vote “FOR” approval of the named executive officer compensation as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion as contained in this proxy statement. Proxies returned will be so voted unless contrary instructions are indicated thereon.

Vote Required

Approval of Proposal No. 3, on an advisory basis, requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the annual meeting of stockholders. Please see the "General Information About the Meeting and Voting" section in this proxy statement for additional information.

2019 Proxy Statement	TETRA Technologies, Inc. I 13

INFORMATION ABOUT US

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address applicable NYSE corporate governance listing requirements and various other corporate governance matters. The Board of Directors believes the Corporate Governance Guidelines assist in ensuring that:

•	the Board of Directors is independent from management;
•	the Board of Directors adequately performs its function as the overseer of management, and
•	the interests of management and the Board of Directors align with the interests of our stockholders.

Majority Vote Policy

Our Corporate Governance Guidelines provide for a majority vote principle in connection with the election of our directors. This means that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Chairman of the Board unless such nominee has previously submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that such incumbent director submit to the Board of Directors an irrevocable resignation. The irrevocable resignation is conditioned upon, and will not become effective until there has been (i) a failure by that nominee to receive more votes “for” his or her election than votes “withheld” from his or her election in any uncontested election of directors and (ii) acceptance of the resignation by the Board of Directors. In the event a director receives a greater number of votes “withheld” from his or her election than “for” his or her election, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where his or her resignation is being considered. The Board of Directors will consider the Nominating and Corporate Governance Committee’s recommendation and decide whether to accept the tendered resignation within 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines.

Corporate Governance Documents

The following governance documents are available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com and are also available upon written request addressed to Corporate Secretary, TETRA Technologies, Inc., 24955 Interstate 45 North, The Woodlands, Texas 77380:

•	Corporate Governance Guidelines which govern the qualifications and conduct of the Board of Directors.
•	Audit Committee Charter.
•	Compensation Committee Charter.
•	Nominating and Corporate Governance Committee Charter.

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CORPORATE GOVERNANCE

•	Code of Business Conduct for directors, officers, and employees. The key principles of this code are honesty, loyalty, fairness, and accountability.
•

Code of Ethics for Senior Financial Officers.  The key principles of this code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful public disclosures to our stockholders.

•	Stock Ownership Guidelines for Directors and Executive Officers, which are designed to align the interests of our executive officers and directors with the interests of our stockholders.
•

Policy and Procedures for Receipt and Treatment of Complaints Related to Accounting and Compliance Matters (Whistleblower Policy), which provides for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, auditing matters, or possible violations of laws, rules, or regulations applicable to us and the confidential, anonymous submission of concerns regarding those matters.

If any substantive amendments are made to the Code of Ethics for Senior Financial Officers, the nature of such amendment will be disclosed on our website. In addition, if a waiver from either the Code of Business Conduct or the Code of Ethics for Senior Financial Officers is granted to an executive officer, director, or principal accounting officer, the nature of such waiver will be disclosed on our website.

Director Independence and Transactions Considered in Independence Determinations

Director Independence. The NYSE listing standards and our Corporate Governance Guidelines require our Board of Directors to be comprised of at least a majority of independent directors. Our Board of Directors determines independence in accordance with the listing requirements of the NYSE, taking into consideration such facts and circumstances as it considers relevant. In order to assist the Board of Directors in making its determination of whether directors are independent, each director completed and delivered to us a questionnaire designed to solicit accurate and complete information that may be relevant in making such independence determinations. The Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, reviewed summaries of responses to such questionnaires and such other information considered relevant with respect to the existence of any relationships between a director and us. All of the directors who serve as members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent as required by the NYSE corporate governance rules. Under these rules, Audit Committee members also satisfy the separate SEC independence requirements, and the Compensation Committee members satisfy the additional NYSE independence requirements.

The Board of Directors has affirmatively determined that the following directors are independent:

2019 Proxy Statement	TETRA Technologies, Inc. I 15

CORPORATE GOVERNANCE

Transactions Considered in Independence Determinations.  In making its independence determinations, our Board of Directors considered transactions that occurred between us and entities associated with the independent directors and their immediate family members.  Mr. Sullivan is a director of SM Energy Company and Mr. Winkler was a director of Eclipse Resources until March 1, 2018 and is currently a director of Commercial Metal Company. Each of these entities or their affiliates is a customer of TETRA or CSI Compressco, although their interests in these transactions were not considered to be material and therefore did not impact the applicable director’s independence. In addition, Messrs. Sullivan and Coombs are directors of CSI Compressco GP Inc., the general partner of CSI Compressco, which are subsidiaries of ours. We have an ongoing business relationship with CSI Compressco. We have considered the foregoing and have concluded that these transactions and relationships did not disqualify Messrs. Sullivan, Winkler, and Coombs from being considered independent under the rules of the NYSE. Our Board of Directors has also determined that none of Messrs. Sullivan, Winkler, or Coombs has a material interest in these transactions, and that each of them is independent.

Based upon their ongoing employment with us, the Board of Directors has determined that Messrs. Brightman and Murphy are not independent.

Board Leadership Structure; Separation of Positions of Chairman and Chief Executive Officer

As set forth in our Corporate Governance Guidelines, we require the separation of the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that the separation of these positions strengthens the independence of our Board of Directors and its ability to carry out its roles and responsibilities on behalf of our stockholders. Our Chief Executive Officer is responsible for setting the strategic direction for TETRA and provides the day-to-day leadership of its operations and performance, while Mr. Sullivan, as Chairman, provides overall leadership to our Board of Directors in its oversight function. As Chairman, Mr. Sullivan serves as the presiding director of executive sessions of the non-management and independent directors.

Board Oversight of TETRA

Our board is responsible for, and committed to, the oversight of the business of TETRA.  In carrying out this responsibility, our board advises senior management to help drive long term value creation for our stockholders.  Our board discusses and receives regular updates on a wide variety of matters affecting TETRA.

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CORPORATE GOVERNANCE

Strategy

•	Our board takes an active role in overseeing senior management’s formulation and implementation of our strategic plans.
•

In addition to our annual, multi-day strategic planning board meeting, our board receives presentations covering company-wide, divisional, and regional strategy and discusses these matters throughout the year both during and outside of board meetings.

•

Our board’s oversight of risk management enhances our directors’ abilities to provide insight and feedback to senior management and, if necessary, challenge senior management on our risks associated with our strategic direction.

•

Our Chairman of the board helps facilitate our board’s oversight of strategy by ensuring that the directors receive adequate information about strategy and by discussing strategy with independent directors at executive sessions.

Board Role in Risk Oversight

It is our management’s responsibility to manage risks and to bring to the Board of Directors’ attention any aspects of our business or operations that may give rise to a material level of risk.  Our Chief Executive Officer has ultimate responsibility for management of our business, including enterprise level risks and the risk management program and processes, and brings members of management from various business or administrative areas into meetings of the Board of Directors from time to time to make presentations and to provide insight to the board, including insight into areas of potential risk. Such risks include competition risks, industry risks, economic risks, credit and liquidity risks, risks from operations, risks posed by significant litigation and regulatory matters, cyber security risks, risks related to our compensation program, and risks related to acquisitions and dispositions. The Board of Directors, either directly or through its committees, reviews with our management policies, strategic initiatives, and other actions designed to mitigate various types of risk.

The board’s oversight of risk management is enhanced by the detailed information it receives as a result of our Enterprise Risk Management (“ERM”) program.  Our ERM process is designed to identify potential key risks that may affect TETRA and manage risk within an established level of acceptable risk. The ERM assessment is performed quarterly and involves evaluation of key risk indicators.  During the quarterly ERM assessment, management will review and, to the extent necessary, update or supplement a list of key risks affecting each respective business area along with the corresponding risk mitigation strategies.  As part of the risk monitoring process, management evaluates each risk according to its likelihood of occurrence and, assuming that the development or event at risk was to occur, its most likely impact on our financial condition, operations, industry or reputation. The most significant risk items identified in each quarterly assessment are discussed with the Audit Committee.  In addition, a complete copy of the ERM report is distributed to and discussed by the full board on an annual basis.

2019 Proxy Statement	TETRA Technologies, Inc. I 17

CORPORATE GOVERNANCE

The following table summarizes the role of the board and each of its committees in overseeing risk:

Board Role in Risk Oversight

Board of Directors	Audit Committee

The Board of Directors has ultimate responsibility for protecting stockholder value.  Among other things, our Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and measuring management’s performance against the strategy.  The Board of Directors’ responsibilities include, but are not limited to, appointing our Chief Executive Officer, monitoring our performance relative to our goals, strategies, and the performance of our competitors, reviewing and approving our annual budget, our compliance with rules and regulations, and reviewing and approving investments in and acquisitions and dispositions of assets and businesses.

Our Audit Committee oversees risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, and matters reported to the Audit Committee through our internal auditors, our chief compliance officer, and our anonymous reporting procedures. The Audit Committee reviews with management, internal auditors, and our independent auditors the accounting policies, the system of internal control over financial reporting, and the quality and appropriateness of disclosure content in the financial statements or other external financial communications. It also periodically reviews, with our management and our independent auditors, management’s ERM program, business continuity plans, cyber security program, and significant financial risk exposures and the processes we have implemented to identify, monitor, control, and report such exposures. Our Audit Committee also performs oversight of our compliance program and monitors the results of our compliance efforts.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees risks primarily associated with our ability to attract, motivate, and retain quality directors, board succession planning, and our overall corporate governance programs and practices and our compliance therewith. Additionally, the Nominating and Corporate Governance Committee oversees the performance evaluation of the Board of Directors and its committees.

Compensation Committee

Our Compensation Committee oversees risks primarily associated with TETRA and CSI Compressco's abilities to attract, motivate, and retain quality talent, particularly executive talent, including risks associated with the design and implementation of our compensation programs, policies and practices, and the disclosure of executive compensation philosophies, strategies, and activities. The Compensation Committee also oversees executive succession planning and the compensation of the Board of Directors and its committees.

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Sustainability Highlights

Our Board of Directors is focused on integrating sustainability into our Company’s long-term strategy.  We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our customers, investors, employees, the environment and the communities in which we operate.  We focus on environmental stewardship, the health and safety of our workforce, the recruitment, development and retention of our workforce, and community engagement.

Environmental Stewardship	Health, Safety, Environment and Quality (“HSEQ”)

•   Our water management solutions help meet customer’s increasing water requirements by recycling, treating, and delivering an optimized fluid for frac operations, thereby minimizing the need for additional fresh water resources.

•   We deliver innovative products to further the sustainability goals of many of our customers. For example, TETRA CS Neptune® fluids are more environmentally friendly, cost-effective alternatives to zinc brines and cesium formate.

•   We strategically position our compression fleet field service technicians and use a satellite-based system to monitor the performance of our compression fleet.  Both these actions reduce engine emissions and overall driving risks as a result of our employees having shorter distances to drive to repair and maintain compression equipment.

•   We utilize electronic proxy delivery to minimize the impact of our Annual Meeting on the environment by reducing the production and delivery of large quantities of printed proxy material.

•   We are firmly committed to the health and safety of our employees, the protection of the environment, and to product and service quality. Our commitment focuses on controlling risks to employees and others with whom they interact, maintaining safe work practices, minimizing adverse impacts to the environment, meeting customer requirements, and ensuring customer satisfaction.

•   Our focus on HSEQ, an approach we call “Drive to ZERO”, is a concerted effort to achieve ZERO health, safety, environmental, and quality incidents every day, “stop the job” when necessary, follow HSEQ and ethics guidelines at all times, and live by our Code of Business Conduct everywhere.

•   We continually train and educate our employees on their responsibility to identify work that is unsafe or environmentally unsound and to help mitigate negative impacts.

•   Our HSEQ policy has been endorsed by our CEO and communicated throughout the company, and to our suppliers and contractors.

Our People	Communities

•   We offer our employees the opportunity to advance in their professional careers through training and development programs.  Further training for certain positions includes leadership development and management skills for individuals to progress within the organization.

•   Our health and wellness program provides for preventive care and is designed to support our employees’ health and overall well-being.

•   Our Board of Directors and executive leadership team is committed to enhancing diversity at TETRA.  The executive leadership team sponsors the TETRA Diversity Committee, which is focused on promoting gender diversity and inclusion in our workforce and workplace. Our board recognizes the benefit and value of diverse perspectives and experience and in 2018 welcomed its first female board member.

•   We are committed to helping transitioning military service members and veterans lead successful lives after their military service and have a military hire initiative that is dedicated to welcoming more veterans into our company.

•   We are committed to being a responsible corporate citizen in the communities where we operate and our employees live.  We engage in philanthropic activities that support TETRA’s values, fostering strong community relationships and enhancing employee satisfaction and engagement.

•   Primary focus areas for our community investments are health, education, and community enrichment. For example, we partner with the American Heart Association and CASA Child Advocates of Montgomery County, Texas and provide numerous opportunities for our employees to participate in activities to support these organizations.  We also support an internship program for underprivileged high school students.

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CORPORATE GOVERNANCE

Stock Ownership Guidelines

Our Board of Directors has adopted guidelines with regard to stock ownership for our directors and executive officers. The stock ownership guidelines are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under the guidelines, our executive officers have historically been required to hold shares of our common stock with a value equal to a multiple, based upon position, of their base salary.  In addition to ownership of our stock, ownership of common units of CSI Compressco by our executive officers and directors count under the guidelines. For purposes of these guidelines: (1) each share of our common stock and each CSI Compressco common unit owned on the date of our Annual Meeting each year is deemed to have a value equal to the greater of (a) the trading price as of the date the applicable share or common unit was acquired or (b) the trading price as of the date of our Annual Meeting.  The guidelines establish the following minimum ownership:

•	Executive Officers:

•

Under the guidelines, newly appointed officers have five years from their date of appointment to meet the guidelines. In addition, in the event the multiple of an executive officer’s base salary is increased, the executive officer will have five years from the time of such increase to meet the new minimum.

•	As of the date of this proxy statement, subject to the transition periods described above, all covered officers are in compliance with the guidelines.
•

Non-Employee Directors - including the Chairman of the Board of Directors, are required to hold shares of our common stock and/or common units of CSI Compressco having a value equal to five-times their annual cash retainer. Non-employee directors have four years from the date of their election or appointment to meet the guidelines. As of the date of this proxy statement, subject to the transition periods described above, all directors are in compliance with the guidelines.

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CORPORATE GOVERNANCE

Board Committees and Meetings

Board Committees.  The Board of Directors assigns responsibilities and delegates authority to its committees, as appropriate, and the committees regularly report on their activities to the full board.  During 2018, the standing committees of the Board of Directors consisted of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.  Each committee has the authority to engage outside experts, advisors, and legal counsel to assist in its work.

The following table identifies the current chairs and membership of the board and each standing board committee.  As discussed above, the board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent in accordance with NYSE standards.

	Board of Directors	Committee Membership
Director		Audit	Compensation	Governance
Mark E. Baldwin(1)	√	C
Thomas R. Bates, Jr.	√		C
Stuart M. Brightman **	√
Paul D. Coombs	√	√		√
John F. Glick	√		√	C
Gina A. Luna	√	√		√
Brady M. Murphy **	√
William D. Sullivan(2)	√
Joseph C. Winkler III	√	√	√
Number of Meetings held in 2018	8	5	5	3

(1)	Designated Audit Committee Financial Expert
(2)

As Chairman of the Board, Mr. Sullivan is an ex officio member of the Audit, Compensation, and Nominating and Corporate Governance Committees and has a standing invitation to attend all such committee meetings.  He also serves as the presiding director of executive sessions of the non-management and independent directors.

C	Committee Chair
√	Member
**	Non-Independent Director

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CORPORATE GOVERNANCE

Meetings and Attendance. During 2018, the Board of Directors held eight meetings, including five regular and three special meetings.  Each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and respective committee meetings. Our Corporate Governance Guidelines provide that our preference is to have our directors attend the annual meeting of stockholders. All members of our Board of Directors who were serving at the time of the Annual Meeting of Stockholders in 2018 attended that Annual Meeting.

Audit Committee.

The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of:

(i)    the integrity of our financial statements;

(ii)   our compliance with legal and regulatory requirements;

(iii)   the independent auditor’s qualifications; and

(iv)   the performance of our internal audit function and independent auditors.

The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of the audit, the Audit Committee consults separately with the independent auditors, the internal auditors, and management. As required by NYSE and SEC rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee has a relationship with us that might interfere with the exercise of their independence from us or our management, as independence is defined in the listing standards of the NYSE. Accordingly, our Board of Directors has determined that all current members of our Audit Committee are independent as defined in Section 10A of the Exchange Act and as defined in the listing standards of the NYSE. Further, our board has determined that Mr. Baldwin, the current Audit Committee chairman, is an “audit committee financial expert” within the definition established by the SEC.

Compensation Committee.

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CORPORATE GOVERNANCE

The functions performed by the Compensation Committee include:

(i)    reviewing and establishing compensation of our senior management, including our executive officers;

(ii)   approving and administering our equity compensation plans;

(iii)  approving salary and bonus awards to our executive officers; and

(iv)  reviewing the compensation of our non-employee directors and providing director compensation recommendations to the Board of Directors.

Our Board of Directors has determined that each member of the Compensation Committee is independent, as independence is defined in the listing standards of the NYSE. The Compensation Committee may designate a subcommittee and delegate authority to such subcommittee as it deems appropriate.

Our equity compensation plans include provisions that enable the Compensation Committee to delegate its authority to approve certain grants of awards under those plans to a committee of our Board of Directors that may consist of one director. The Board of Directors previously established the Non-Executive Award Committee (the "NEA Committee"), which is a committee of one or more members of our Board of Directors. The NEA Committee is currently comprised of one member - Mr. Brightman. The Compensation Committee has delegated authority to the NEA Committee to make special inducement, merit, and retention awards, other than regular annual awards, to participants under those plans who are not subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, subject to certain limitations, including limitations on the number of awards that may be granted, as may be imposed from time-to-time by the Compensation Committee.

Compensation decisions for our Chief Executive Officer are made by the Compensation Committee. The Compensation Committee is also responsible for approving the compensation of our other executive officers and in such process, it reviews and gives significant consideration to the recommendations made by the Chief Executive Officer for such other executive officers. As part of its role in reviewing and approving such compensation, the Compensation Committee administers our equity compensation plans and our cash incentive plan under which cash incentive awards may be made to our executive officers and other key employees based on performance, including the attainment of performance goals. Our Chief Executive Officer, with input from senior management, recommends to the Compensation Committee base salaries, target cash incentive levels, actual cash incentive payouts, and equity awards, as well as company, division, and individual performance measures for our executive officers other than the Chief Executive Officer. The Compensation Committee considers, discusses, and takes action on such proposals as it deems appropriate.

In addition, since our CSI Compressco subsidiary does not have its own compensation committee, our Compensation Committee is also responsible for the oversight of compensation programs that apply to a broad base of employees of CSI Compressco and for specific compensation decisions that relate to the President and other officers of CSI Compressco.

Independent Compensation Consultant. The Compensation Committee has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, or other advisors to assist the committee in the discharge of its duties. The Compensation Committee has retained the services of Pearl Meyer & Partners (“Pearl Meyer”), an independent provider of compensation consulting services, to review our compensation programs and practices and to assist in the review of compensation disclosures included in this proxy statement. Pearl Meyer acted as independent advisor to the Compensation Committee and does not provide any other services to us or earn any compensation from us outside of the services provided as an independent advisor to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee during 2018 were Mr. Bates, as Chairman, and Messrs. Glick and Winkler, none of whom is or was previously an officer or employee of ours, and none of whom had any relationship required to be disclosed under this section.  In addition, Stephen A. Snider and Kenneth E. White, Jr. served as members of the Compensation Committee during 2018 until their retirement from our board on May 4, 2018 and neither of them is or was previously an officer or employee of ours or had any relationship required to be disclosed under this section.

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CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee:

(i)   investigates and makes recommendations to the Board of Directors with regard to all matters of corporate governance, including the structure, operation, and evaluation of the board and its committees;

(ii)  investigates and makes recommendations to the Board of Directors with respect to qualified candidates to be nominated for election to the board; and

(iii)  reviews and makes recommendations to the board with regard to candidates for directors properly nominated by stockholders in accordance with our bylaws, if any.

Our Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent, as independence is defined in the listing standards of the NYSE.

Board and Committee Succession Planning

The Nominating and Corporate Governance Committee regularly considers the long-term make up of our Board of Directors, how the members of our board change over time, and the need for ongoing succession planning efforts.  The committee also considers the experience needed for our board as our business and the markets in which we do business evolve.  Beginning in 2013, the committee oversaw a multi-year succession planning process that to date added five new independent directors to infuse fresh and diverse perspectives into our boardroom.  In addition, six directors retired during the 2014-2018 time period.  These new directors have particular strength in the areas of: industry expertise, executive management, financial expertise, global operations, business strategy and risk management.

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CORPORATE GOVERNANCE

Director Tenure

The following chart illustrates the tenure of the director nominees of our Board of Directors.  We believe the tenure of our directors provides the appropriate balance of expertise, experience, continuity and perspective to our board to serve the best interests of our stockholders.

Years on Board of Directors

Executive Succession Planning

The Compensation Committee, the CEO, and the Vice President of Human Resources evaluate, from time to time each year, executive development and succession planning to prepare us for future success. The succession planning process covers the CEO position as well as all senior management positions. This review of executive talent determines readiness to take on additional leadership roles and identifies developmental opportunities needed to prepare our executives for greater responsibilities. Our short and long-term business strategy is considered when evaluating candidates and their skills.  Where possible, our board gains insight through exposure to internal succession candidates from their presentations to the board, work with individual directors or board committees, and participation in board activities.  The CEO makes a formal succession planning presentation to the Compensation Committee annually in which our directors who are not members of the Compensation Committee are invited to attend.

Director Orientation and Continuing Education

We provide each new director with an orientation that consists of a series of in-person briefings provided by senior management and others on our business operations, strategic plans, significant accounting and risk management issues, corporate governance, compliance, and key policies and practices.  The orientation sessions are tailored to the particular director depending on their orientation needs.  Each director is expected to participate in continuing educational programs as necessary to maintain expertise to perform his or her responsibilities as a director. In this regard, from time to time we provide pertinent articles and information relating to our business, financial affairs, risks, competitors, corporate governance, and changes in legal and regulatory issues.  We may also coordinate training and educational sessions for directors from outside experts and provide directors with tours of our facilities from time to time. We reimburse directors for reasonable costs associated with attending other relevant director education programs.

2019 Proxy Statement	TETRA Technologies, Inc. I 25

CORPORATE GOVERNANCE

Board and Committee Self-Evaluation Process

Our board recognizes the critical role that board and committee evaluations play in ensuring the effective functioning of our board.  Accordingly, each year, our Nominating and Corporate Governance Committee appraises the framework for our board and committee evaluation process and oversees the evaluation process to ensure that the full board and each committee conduct an assessment of their performance and functioning and solicit feedback for enhancement and improvement.

2018 Evaluation – A Multistep Process

Our board evaluations cover the following topics:

•    Board and committee composition, including skills, background and experience;

•    Review of key areas of focus for the board and effectiveness in overseeing these responsibilities;

•    Satisfaction with board performance, including the performance of the board and committee chairs in those positions;

•    Board and committee information needs and quality of materials presented;

•    Areas where the board and committees should increase their focus;

•    Satisfaction with the board schedule, agendas, time allotted for topics and encouragement of open communication and discussion;

•    Satisfaction with committee structure and responsibilities; and

•    Access to management, experts and internal and external resources

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CORPORATE GOVERNANCE

Executive Sessions of the Board of Directors

Our independent non-management directors meet in executive session at each regularly scheduled meeting. These executive sessions are presided over by Mr. Sullivan or, in his absence, another independent non-management director. The independent non-management directors presently consist of all current directors other than Messrs.  Brightman and Murphy.

Communications with Directors

Our security holders and other interested parties may communicate with one or more of our directors (including the independent non-employee directors as a group) by mail sent to our Corporate Secretary, TETRA Technologies, Inc., 24955 Interstate 45 North, The Woodlands, Texas 77380, or by email at corpsecretary@tetratec.com.  Such communications should specify the intended recipient or recipients. All such communications, other than commercial solicitations or communications, will be forwarded to the appropriate director or directors.

Director Nominations Submitted by Stockholders

The Nominating and Corporate Governance Committee will consider proposals for nominees for director from our stockholders. In order to nominate a director at the annual meeting, our bylaws require that a stockholder follow the procedures set forth in Article III, Section 3 of our bylaws. (This bylaw provision is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com.) In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of the recommendation, and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered.

Stockholder recommendations must be made pursuant to written notice delivered to our Corporate Secretary at our principal executive offices no later than 80 days prior to the date of the annual or special meeting at which directors are to be elected; provided, that if the date of the annual or special meeting is not publicly announced more than 90 days prior to the annual or special meeting, such notice by the stockholder will be considered timely if delivered to the Corporate Secretary no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

The stockholder notice must set forth the following:

1.	name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
2.	a representation that the stockholder is a holder of record of common stock entitled to vote at the meeting and intends to appear in person or by proxy to nominate the person or persons specified;
3.	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons under which the nomination(s) are made by the stockholder;
4.

for each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Schedule 14A promulgated under the Exchange Act; and

5.	for each person nominated, a written consent to serve as a director, if elected.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

2019 Proxy Statement	TETRA Technologies, Inc. I 27

CORPORATE GOVERNANCE

Director Nominations by the Nominating and Corporate Governance Committee

The Board has a robust process for the consideration of potential director candidates through which the Nominating and Corporate Governance Committee (the “Governance Committee”) establishes criteria, screens candidates, and evaluates the qualifications of persons that may be considered for service as a director, including candidates nominated or recommended by stockholders.  The following graph illustrates our selection process for new directors:

Diversity.  Although we have not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to our board, our Corporate Governance Guidelines provide that when assessing candidates, we will consider diversity, including gender diversity. The Nominating and Corporate Governance Committee believes that board membership should reflect diversity in the broadest sense, and so when reviewing candidates for nomination to the Board of Directors, the committee considers each nominee’s diversity, including gender diversity, taking into account our needs and the current composition of the board. We strive to maintain a diversity of backgrounds and experience among the members of the board, as we believe this improves the quality of the board’s deliberations. The Board of Directors’ final selection of board nominees is based on merit, giving consideration to the nominee’s knowledge, experience, skills in areas deemed critical to understanding our business, personal characteristics such as integrity and judgment, diversity, including gender diversity, ethnicity, and background, and the candidates’ other time commitments.

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CORPORATE GOVERNANCE

Insider Trading Policy (including Hedging Transactions)

We acknowledge that sales of our common stock by our executive officers will occur periodically. In particular, we believe that our executive officers who have a significant portion of their net worth in our common stock may desire to diversify their investment portfolios over time and may be required to sell our common stock to finance stock option exercises and to pay related taxes. We have established a policy for trading in our common stock. This policy is designed to help ensure compliance with federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion.

Hedging Transactions. The trading policy also prohibits our directors, officers, and employees from engaging in short sales of our common stock, from buying or selling puts, calls or other derivative instruments involving our common stock, and from engaging in certain forms of hedging or monetization transactions involving our common stock.  An exception to this prohibition may be granted where an officer, director or employee wishes to pledge our securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any director, officer or employee who wishes to pledge our securities as collateral for a loan must submit a request for approval to our General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

Certain Transactions

Related Person Transaction Policy. The Board of Directors, upon recommendation of the Audit Committee, has adopted the Policy and Procedures with respect to Related Person Transactions (the “Policy”), for the review and approval of certain related person transactions. The Policy covers transactions in which (i) we, or any subsidiary of ours, are a participant, (ii) the aggregate amount involved exceeds $100,000, and (iii) any related party (generally, directors and executive officers, and their immediate family members, and 5% stockholders) has a direct or indirect material interest. The Policy generally requires that such transactions be approved in advance by the Audit Committee. Under the Policy, the Audit Committee will consider all relevant facts and circumstances available to the committee and will approve such transactions only if they are in, or are not inconsistent with, our best interests and the best interests of our stockholders. In the event a transaction is not identified as a related person transaction in advance, it will be submitted to the Audit Committee, which will evaluate the transaction, including ratification or rescission of the transaction, and possible disciplinary action.

Transactions with Related Persons. We have determined that there are no material transactions involving a director or any other related person that require disclosure.

2019 Proxy Statement	TETRA Technologies, Inc. I 29

CORPORATE GOVERNANCE

Equity Compensation Plan Information

The following table provides information as of December 31, 2018, regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Comp. Plans (Excluding Securities Shown in the First Column)
Equity compensation plans
approved by stockholders(1)
2007 Long Term Incentive	1,171,343	$6.34	—
2011 Long Term Incentive	2,073,522	$8.15	—
2018 Non-Employee Director(2)	—	—	171,898
2018 Long Term Incentive (2)	—	—	6,124,666
Total	3,244,865	$7.48	6,296,564
Equity compensation plans
not approved by stockholders(3)
Serrano Plan	79,051	$6.60	—
2018 Inducement Plan	—	—	76,495
Total	79,051	$6.60	76,495
All Plans Total (4)	3,323,916	$7.50	6,373,059

(1)

Consists of the Amended and Restated 2007 Long Term Incentive Compensation Plan, the Third Amended and Restated 2011 Long Term Incentive Compensation Plan, the 2018 Non-Employee Director Plan and the 2018 Long Term Incentive Compensation Plan.

(2)

Under the 2018 Non-Employee Director and Long Term Incentive Plan, for the purpose of determining the number of shares available for future awards, an award of one stock option or one stock appreciation right with respect to one share of common stock is deemed to be an award of one share on the grant date. Any other awards granted under the 2018 Non-Employee Director Plan and the 2018 Long Term Incentive Plan with respect to one share of common stock, including an award of a restricted share, a bonus share, or a performance share, is deemed to be an award of one share of common stock on the grant date.

(3)	Consists of the award granted to Mr. Serrano in connection with his initial employment and the 2018 Inducement Restricted Stock Plan. A description of each of these plans follows.
(4)

The table above does not include information as of December 31, 2018 regarding 2,579,357 shares of restricted stock subject to awards outstanding under the Amended and Restated 2007 Long Term Incentive Compensation Plan, the Third Amended and Restated 2011 Long Term Incentive Compensation Plan, the 2018 Inducement Restricted Stock Plan, the 2018 Non-Employee Director Incentive Plan and the 2018 Equity Incentive Plan.

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CORPORATE GOVERNANCE

Non-Stockholder Approved Plans

Serrano Plan

On August 1, 2012, Elijio V. Serrano was appointed by our Board of Directors to the positions of Senior Vice President and Chief Financial Officer. In connection with Mr. Serrano’s appointment, the Board of Directors authorized the grant to Mr. Serrano of an employment inducement award of 79,051 nonqualified stock options and 46,898 shares of restricted stock to be effective as of August 15, 2012. The exercise price of the nonqualified stock options is $6.60, which is equal to the closing price per share of our common stock on the New York Stock Exchange on August 15, 2012. The nonqualified stock options are fully vested and the award will expire on August 15, 2022.

2018 Inducement Restricted Stock Plan

The TETRA Technologies, Inc. 2018 Inducement Restricted Stock Plan was adopted effective as of February 12, 2018.  The purpose of the plan is to attract and retain the best available individuals for positions of substantial responsibility by providing a material inducement for such individuals to enter into employment with us or any of our affiliates. In connection with the employment of Brady M. Murphy, currently our President and Chief Operating Officer and following the Annual Meeting, our Chief Executive Officer, the Board of Directors authorized the grant to Mr. Murphy of an employment inducement award of 502,513 shares of restricted stock, effective as of February 12, 2018.  Fifty percent of the shares of restricted stock vested on the one-year anniversary date of the grant and, subject to Mr. Murphy’s continued employment with us and other terms and conditions set forth in the Restricted Stock Award Agreement between us and Mr. Murphy, 25% of the shares of restricted stock will vest on each of the second and third-year anniversaries of the date of grant. In addition, in connection with our acquisition of Swiftwater Energy Services, LLC, the Board of Directors authorized the grant of awards totaling 420,992 shares of restricted common stock to thirteen persons as an inducement to their employment with TETRA on February 28, 2018. Subject to their continued employment with us and other terms and conditions set forth in the Restricted Stock Award Agreement between us and each of the individuals, the shares of restricted stock will vest 100% on the third-year anniversary of the date of grant.  There are 76,495 shares available for future awards under the 2018 Inducement Restricted Stock Plan.

2019 Proxy Statement	TETRA Technologies, Inc. I 31

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting, internal controls, and audit functions on behalf of the Board of Directors.  Our management has the primary responsibility for preparing our financial statements in accordance with generally accepted accounting principles, maintaining effective internal control over financial reporting and assessing the effectiveness of our internal control over financial reporting.  We have a full-time internal audit department that reports to the Audit Committee.  This department is responsible for the evaluation of the adequacy and effectiveness of the organizations’ governance, risk management, and internal controls as well as carrying out assigned responsibilities to achieve the organizations’ stated goals and objectives.

Our independent registered public accountants, Ernst & Young LLP, or EY, are responsible for auditing our financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and issuing their reports based on that audit.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2018 that are included in our Annual Report filed with the Securities and Exchange Commission with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is comprised of four non-employee independent directors and is governed by a written charter adopted by the Board of Directors that is reviewed by the committee annually and was last amended on December 18, 2015. The charter is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com. Under the charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of our financial statements, including a review of the application of accounting principles, significant financial reporting issues and judgments in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives on the financial statements; (2) reviewing and discussing with management and our independent registered public accountants our earnings press releases, as well as public earnings guidance; (3)  recommending to the Board the filing of our audited financial statements with the Securities and Exchange Commission; (4) our disclosure controls and procedures and internal control over financial reporting, including review of any material issues as to the adequacy of internal control over financial reporting; (5) our compliance with legal and regulatory requirements and our Code of Business Conduct; (6) the performance of our internal audit function; (7) the performance of our compliance function; (8) our enterprise risk management process; and (9) the evaluation, appointment and retention of our independent registered public accountants, including a review of the firm's qualifications, services, independence, fees and performance. In connection with the evaluation, appointment, compensation, retention and oversight of the independent registered public accountants, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead audit partner, including taking into account the opinions of management and our internal auditor. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; sufficiency of firm resources; technical expertise and knowledge of the industry; quality of communication and interaction with the firm; known significant legal or regulatory proceedings related to the firm; external data on audit quality and performance, including PCAOB reports; independence; objectivity; and professional skepticism.  The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Further, the Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by EY.  For more information regarding the Audit Committee’s preapproval procedures, please read “Audit Committee Preapproval Policies and Procedures” below.

The Audit Committee has also established procedures for the receipt, retention, and treatment, on a confidential basis, of any complaints related to accounting or compliance matters we receive.  We encourage employees and third-party individuals and organizations to report concerns about our accounting controls, auditing matters, or anything else that appears to involve financial or other wrongdoing through one of the methods described in our Whistleblower Policy which is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com.

32 I TETRA Technologies, Inc.	2019 Proxy Statement

AUDIT COMMITTEE REPORT

As discussed more fully in Proposal No. 2 on page 10 of the Proxy Statement, the Audit Committee and board believe that it is in the best interests of the Company and its stockholders to continue the retention of EY to serve as our independent registered public accountants.  Accordingly, the Audit Committee has continued retention of EY as the Company’s independent auditor for 2019.  EY has been the independent auditor for the Company since 1981. Although the Audit Committee has the sole authority to appoint the independent registered public accountants, the Audit Committee will continue to recommend that the board request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accountants.

The Board of Directors has determined that each member of the Audit Committee is independent and possesses the necessary level of financial literacy required to enable him or her to effectively serve as an Audit Committee member and that our Audit Committee Chairman qualifies as Audit Committee Financial Expert.  There were five meetings of the Audit Committee during the year ended December 31, 2018. The meetings of the Audit Committee are designed to facilitate and encourage communication among the committee, the Company, our internal audit function and EY.

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, the Audit Committee discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits.  The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of our internal control, including internal control over financial reporting, and the overall quality of our financial reporting.

The Audit Committee reviewed with EY, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with US generally accepted accounting principles, EY’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by the applicable requirements of the PCAOB, including PCAOB Auditing Standard No. 16, Communications with Audit Committees, the rules of the SEC, and other applicable regulations.  In addition, the Audit Committee has discussed with EY their independence from our management and the Company, including the matters contained in the letter from EY required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by EY with EY’s independence.

The Audit Committee also reviewed and discussed together with management and EY our audited consolidated financial statements for the year ended December 31, 2018, and the results of management’s assessment of the effectiveness of our internal control over financial reporting and EY’s audit of internal control over financial reporting.

In addition, members of management, the internal auditor, and the independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, including our (i) enterprise risk management process, (ii) business continuity plans, (iii) information technology systems and controls, (iv) cybersecurity, (v) the use of non-GAAP financial measures, (vi) new revenue recognition and leasing accounting standards, (vii) the new PCAOB standard regarding the communication of critical audit matters, and (viii) data analytics and automated audit tools that could be utilized in future audits to enhance and streamline the audit process.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that our audited consolidated financial statements  be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed by the Company with the SEC.

Submitted by the Audit Committee of the Board of Directors,

Mark E. Baldwin, Chairman

Paul D. Coombs

Gina A. Luna

Joseph C. Winkler III

2019 Proxy Statement	TETRA Technologies, Inc. I 33

AUDIT COMMITTEE REPORT

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

Fees Paid to EY

The following table sets forth the aggregate fees for professional services rendered to us by our principal accounting firm, Ernst & Young LLP, for the fiscal years ended December 31, 2018, and 2017, respectively:

	2018	2017
Audit fees	$1,510,000	$1,605,000
Audit related fees(1)	$46,000	65,000
Tax fees(2)	$18,000	35,000
All other fees	—	—
Total fees(3)	$1,574,000	$1,705,000

(1)	Consists primarily of fees for an employee benefit plan audit in 2018 that will be completed in mid-2019.
(2)	Consists solely of fees for tax compliance services in all periods.
(3)

Ernst & Young LLP also served as the auditor of CSI Compressco. The above table does not include the following fees related to the CSI Compressco audit: $920,000 in audit fees in 2018 and $1,753,000 in audit fees in 2017. CSI Compressco incurred no audit related fees or tax fees in either 2018 or 2017.

The Audit Committee preapproved 100% of these fees shown in the above table. Before approving these fees, the Audit Committee considered whether the provision of services by Ernst & Young LLP that are not related to the audit of our financial statements was compatible with maintaining the independence of Ernst & Young LLP, and the Audit Committee concluded that it was.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has adopted a pre-approval policy with respect to the services that may be performed by our independent auditors (the “Audit Firm”).  This policy provides that all audit and non-audit services to be performed by the Audit Firm must be specifically pre-approved on a case-by-case basis by the Audit Committee.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions made by such member(s) to the entire Audit Committee at or before its next scheduled meeting.  As of the date hereof, the Audit Committee has delegated this authority to the Chairman of the Audit Committee.  Neither the Audit Committee, nor the person to whom pre-approval authority is delegated, may delegate to management their responsibilities to pre-approve services performed by the Audit Firm.

All requests or applications by the Audit Firm to provide services to us must be submitted to the Audit Committee or its chairman by both the Audit Firm and the Chief Financial Officer and must include a description of the services being requested for pre-approval and a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules, and regulations relating to auditor independence.

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EXECUTIVE OFFICERS

Executive Officers

Our current executive officers and their ages and positions are as follows:

Name	Age	Position
Stuart M. Brightman	62	Chief Executive Officer - will retire from this role immediately following the Annual Meeting
Brady M. Murphy	59	President and Chief Operating Officer - his appointment as Chief Executive Officer will become effective immediately following the Annual Meeting
Elijio V. Serrano	61	Senior Vice President and Chief Financial Officer
Bass C. Wallace, Jr.	60	Senior Vice President and General Counsel
Matthew Sanderson	45	Senior Vice President
Owen Serjeant	58	President - CSI Compressco GP Inc.
James H. Funke	62	Vice President
Elisabeth K. Evans	56	Vice President - Human Resources
Joseph J. Meyer	56	Vice President - Finance and Treasurer

(Information regarding the business experience of Messrs. Brightman and Murphy is set forth above under “Nominees for Director.”)

Elijio V. Serrano has served as our Senior Vice President and Chief Financial Officer since August 2012. Mr. Serrano served as chief financial officer of UniversalPegasus International, a global project management, engineering and construction management company, from October 2009 through July 2012. Following his resignation from Paradigm BV in February 2009 and until his acceptance of the position with UniversalPegasus International in October 2009, Mr. Serrano was retired. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly, Paradigm Geophysical Ltd.), a provider of enterprise software solutions to the oil and gas industry. From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc., a publicly-traded transportation and logistics company subject to the reporting requirements of the Securities Exchange Act of 1934. From 1982 through October 1999, Mr. Serrano was employed in various capacities by Schlumberger Ltd., including as vice president and general manager of the western hemisphere operations of Schlumberger’s Geco-Prakla seismic division (from 1997 to 1999), as group controller for the global operations of the Geco-Prakla seismic division (from 1996 to 1997), and from 1992 to 1996, as controller of various geographical units of the Geco-Prakla seismic division. Mr. Serrano served as a director, chairman of the audit committee, and as a member of the corporate governance and nominating committee of Tesco Corporation, a public company subject to the reporting requirements of the Exchange Act, until its acquisition by Nabors Industries Ltd. in December 2017.  Mr. Serrano received his B.B.A. degree in Accounting and Finance from the University of Texas at El Paso. Mr. Serrano was a certified public accountant in the State of Texas from 1986 until March 2002, at which time his license became inactive.

2019 Proxy Statement	TETRA Technologies, Inc. I 35

EXECUTIVE OFFICERS

Bass C. Wallace, Jr. has served as our General Counsel since 1994 and as a Senior Vice President since May 2011.  Mr. Wallace served as our Corporate Secretary from 1996 until May 2013. From 1984 to 1994 he was engaged in the private practice of law. Mr. Wallace received his B.A. degree in Economics from the University of Virginia and his J.D. degree from the University of Texas School of Law.

Matthew J. Sanderson has served as Senior Vice President with responsibility for our Energy Services Group since December 2016. Prior to joining TETRA, Mr. Sanderson most recently served as Regional Vice President - U.S. West at Schlumberger from October 2015 to November 2016. Mr. Sanderson started his career as a Field Engineer at Schlumberger in 1997 and held various engineering and managerial roles with increasing responsibility, including Vice President Wireline Production Services from December 2014 to September 2015 and QHSE Manager from October 2012 to November 2014. As Senior Vice President at TETRA, Mr. Sanderson also has primary responsibility for the Production Testing and Fluids engineering groups in addition to his managerial responsibilities at TETRA. He earned a Bachelor of Applied Science in Civil Engineering from Queen's University in Kingston, Canada and a Master's of Science in Oil & Gas Industry Management from Heriot-Watt University in Edinburgh, Scotland.

Owen A. Serjeant has served as President and a director of our subsidiary, CSI Compressco GP Inc., the general partner of CSI Compressco LP, since November 2017. Mr. Serjeant served as Group Vice President – Global Operational Support of Schlumberger Limited, a publicly traded company subject to the reporting requirements of the Securities Exchange Act of 1934, from April 2016 to November 2017.  From July 1999 until April 2016, Mr. Serjeant served in various senior operations management roles with increasing responsibility, including most recently as Corporate Vice President – Global Operational Excellence and Group Vice President - Compression Systems Division, at Cameron International Corporation, a publicly traded company prior to its acquisition by Schlumberger in April 2016.  Mr. Serjeant began his career with Cooper Energy Services and served in a variety of operations, engineering, marketing, and sales roles from 1981 to 1999.  He earned his BSc degree in Mechanical Engineering from Aston University, United Kingdom, and his MBA degree from Henley Management College, United Kingdom.

James H. Funke has served as Vice President since November 2007 and manages TETRA’s chemicals manufacturing business. From July 1998 to November 2007 he served as our Vice President, Sales and Marketing for the chemical business. Mr. Funke began his career in finance at Mallinckrodt in 1979 and held various finance, sales and marketing roles with increasing responsibility, including International Business Director. Mr. Funke received his Bachelor of Science Degree in Accounting from the University of Missouri in St. Louis.

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EXECUTIVE OFFICERS

Elisabeth K. Evans has served as our Vice President - Human Resources since January 2013. Ms. Evans served as senior vice president of human resources and corporate communications of Boardwalk Pipeline Partners, LP, a midstream master limited partnership that provides transportation, storage, gathering, and processing of natural gas and liquids, from February 2009 through September 2012. Following her departure from Boardwalk Pipeline Partners, LP and until her acceptance of the position with us in January 2013, Ms. Evans was engaged in independent consulting on human resources issues. From April 2003 through January 2009, Ms. Evans served as vice president of human resources and administrative services for AGL Resources Inc., and from 1999 through 2001, she served as a global human resources director for Accenture, Ltd. Ms. Evans was employed in various capacities by ARAMARK Corporation, including as human resources director, from 1994 through 1999. From 1988 through 1994, Ms. Evans served in human resources positions with BP p.l.c. Ms. Evans received her B.A. and M.A. degrees in Economics from Indiana University.

Joseph J. Meyer has served as our Vice President - Finance and Treasurer since February 2015.  He served as treasurer of JBT Corporation, a multi-national equipment and technology solutions provider to the food processing equipment industry and air transportation equipment industry, from July 2008 through May 2014.  From June 2014 until January 2015, Mr. Meyer was self-employed.  From June 2001 until July 2008, Mr. Meyer served as director, treasury operations of FMC Technologies, Inc., a multi-national company within the oil and gas equipment and services industry, and from 1995 until 2001 served in various managerial roles within the treasury department of FMC Corporation.  From 1988 through 1994, Mr. Meyer held positions with increasing responsibility with several national banks.  Mr. Meyer received his B.S. degree in Finance from the University of Illinois at Urbana-Champaign and his MS in Management from Northwestern University.

2019 Proxy Statement	TETRA Technologies, Inc. I 37

COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

COMPENSATION DISCUSSION & ANALYSIS

2018 CD&A At-A-Glance

This year’s Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of and our decision-making process for our executive compensation program and discusses the 2018 compensation earned by our Chief Executive Officer and the officers named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”) and other employees designated as our senior officers (together with our NEOs, “Senior Management”). It also explains the actions the Compensation Committee of our Board of Directors (the “Committee”) took based on its ongoing commitments to solicit and consider stockholder feedback regarding our compensation program for our Senior Management and to ensure that we continue to execute our long-term strategies and achieve sustainable growth in returns for our stockholders. During 2018, we:

Continued robust stockholder engagement, with a key focus on executive compensation matters	Twice during 2018, we contacted our largest stockholders, who represented approximately 73% of our outstanding shares
Successfully executed a mandate from our board to strengthen our leadership and succession planning and ensure continuity of our long-term strategies	Recruited and hired 10 senior leaders in the critical areas of financial planning and analysis (“FP&A”), HSEQ, global supply chain, and operations management
Increased the target percentage of performance-based long-term compensation for our Senior Management	Approved a new mix of long-term incentive awards for 2019 that includes 50% performance-based long-term cash awards
Implemented a comprehensive incentive compensation clawback policy	Our policy applies to all elements of executive officer incentive compensation

2018 was a foundational year for TETRA – we successfully completed the divestiture of a non-core business and its associated liabilities and took important steps to strengthen our position in core businesses in significant oil and gas producing basins. More information regarding our 2018 business achievements and the compensation actions taken by the Committee is discussed in the following narrative.

I. EXECUTIVE SUMMARY

Company Operations and Performance

We are a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, comprehensive water management, frac flowback, production well testing, offshore rig cooling, and compression services and equipment. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ: CCLP), a master limited partnership.

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Our 2018 financial results reflect strong improvements in demand for many of our products and services compared to 2017. In particular, improved onshore drilling activity during 2018 drove increased revenues for our compression and our water & flowback services businesses, both of which generated significantly improved gross profits. Our completion fluids business benefited in 2018 from stronger international activity compared to 2017, although a lag in the recovery for offshore drilling in the U.S. impacted the timing of a significant project. Overall, our 2018 results reflect strong growth in a market that is still recovering from the prolonged downturn.

In March of 2018, we acquired SwiftWater Energy Services (“SwiftWater”), buttressing our geographic foothold and expanding our portfolio of core water management products and services in the Permian Basin. As part of this acquisition, we granted material long-term awards of TETRA equity and provided participation in our annual cash incentive plan to key members of SwiftWater’s management team, to secure their ongoing participation in the acquired business. The acquisition of this talent, along with our successful recruitment in 2017 and 2018 of other seasoned leaders in the critical areas of financial planning & analysis, health, safety & environment, global supply chain, and operations management created certain inequities in the total compensation opportunities provided to our Senior Management.

Recognizing that the retention of senior leadership talent is vital to our goals of continuing to weather industry challenges and building a sustainable company with a robust portfolio of profitable core products and services, we have taken action in 2018 and 2019 to ensure that compensation opportunities for members of Senior Management provide equitable rewards for meeting or exceeding established business objectives and driving our strategic growth.

On March 1, 2018, we successfully completed the disposition of the TETRA Offshore Services (“TOS”) business, including the Maritech segment and its significant remaining asset retirement obligations. This disposition was a critical step in our strategy to simplify our business model and increase our focus on those markets where our core products and services enjoy competitive advantages. It also eliminates the uncertainty of future cash outlays related to the completion of Maritech’s asset retirement obligations, and fulfills a long-standing commitment to our stockholders to reduce earnings volatility associated with highly seasonal service offerings.

During the unprecedented and lengthy industry downturn that began in late 2014, more than 250 oil and gas related companies ultimately succumbed to bankruptcy. TETRA did not. Actions taken by the Committee to retain the Senior Management team that successfully navigated the downturn and preserved the investments of our long-term stockholders are further described below.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Consideration of Prior Year's Advisory Vote & Stockholder Outreach

In May of 2018, our stockholders approved the compensation of our NEOs as described in our 2018 proxy statement, with approximately 70% of stockholder votes cast in favor of our 2018 “say-on-pay” resolution. This was a decrease in support from the prior year when approximately 98% of stockholder votes were cast in favor of our “say-on-pay” resolution, despite no material changes having been made in the structure, scope, or process of our compensation programs for Senior Management in 2018 as compared to 2017.

Nevertheless, the chairman of our Committee led two significant stockholder outreach efforts during 2018 to ensure the perspectives and feedback of our larger institutional stockholders were heard and well understood. We contacted stockholders who owned approximately 73% of our then outstanding common stock and requested opportunities to have calls or in-person meetings with them. Nearly half of the stockholders we contacted accepted the Committee's offer and participated in calls or in-person meetings with our Committee chairman and members of Senior Management. Their comments were summarized and discussed with both the full Committee and our Board of Directors. During the engagement, stockholders were generally supportive of our compensation programs. The following table summarizes several of the topics discussed with our stockholders in these outreach efforts.

What We Heard	Our Response
A cap or modifier on payouts of incentive awards related to relative total stockholder return (“TSR”) when absolute TSR is negative can provide a better reflection of stockholder experience.

Absolute TSR reflects a partial view of stockholder experience by providing an indication of the gain or loss of the market value of a company’s publicly traded stock over a fixed period of time. A broader picture of value is provided by relative TSR (“RTSR”), which shows our performance compared to a group of peer companies, all of which are impacted to some degree by the highly cyclical nature of the oil and gas industry and fluctuations in global commodity prices. These factors, which play an enormous role in driving changes in market price, are beyond the influence of any single company.

During the recent downturn, more than 250 oil and gas related companies filed for bankruptcy, representing a significant loss of stockholder value. In that environment, TETRA survived, preserved the investments of our long-term stockholders, and outperformed many of our peers. We believe that RTSR is an appropriate performance measure to apply to a portion of our NEOs’ variable pay, as it reflects our performance relative to other companies that must navigate the same industry challenges we face.

The Committee maintains the discretion to reduce payout of these awards if it believes that would be appropriate.

Long-term awards comprised of both equity and long-term performance-based cash are better drivers of overall performance than awards of equity alone.

Our decision to denominate a larger portion of the target long-term incentives awarded to our NEOs in the form of performance-based cash as opposed to stock allows us to utilize performance measures (such as Cash from Operations, which we have used in making 2018 awards) that drive improvement in our long-term operational results, building sustainable value that is based on real growth, and avoiding the risk of excessive focus on near-term changes in the market price for our stock that may not be truly reflective of the health of our company.

In addition, given the limited availability of equity awards under our stockholder approved equity plans, denominating a portion of long-term incentives for NEOs in cash allows us to extend awards of equity to members of senior and middle management who are key to the day-to-day operation of our businesses. These awards provide significant retention value and aid in building the “bench strength” needed to support our succession planning.

Finally, we are mindful of our overall responsibility to consider the dilutive impact of the issuance of equity awards on our outstanding shares, particularly as market prices have remained low across an industry still recovering from the prolonged downturn.

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What We Heard	Our Response
Additional discussion of the factors considered by the Committee when evaluating the appropriateness of performance metrics applicable to NEOs would improve understanding of the variable pay programs.

The Committee evaluates the appropriateness of performance measures utilized in our short- and long-term incentive plans on an annual basis. In any given year, changes to those performance measures may be made based on factors such as industry outlook, changes in our structure (such as divestitures and acquisitions), and the desire to drive performance in support of a specific strategic goal. In this year’s CD&A, we have included additional discussion of these factors.

Using the same performance metrics for short- and long-term incentive plans could create a risk of excessive focus on achieving one particular outcome, rather than building a healthy, sustainable organization.

The Committee is continually mindful of potential risks related to the design of our compensation programs. In 2017, we replaced one performance measure in our long-term incentive plan that was also being utilized in our short-term plan.

In addition, during 2018, the Committee adopted a Clawback Policy that applies to all forms of incentive pay earned by our Senior Management, further mitigating potential risk arising from our compensation programs.

Providing more clarity around our peer groups and how those groups are used in development of our target compensation levels would improve understanding of our pay philosophy.

The Committee has formalized the adoption of separate peer groups for our evaluation of Senior Management compensation (our “compensation peer group”) and our relative TSR performance measure under our long-term incentive awards (our “performance peer group”). As explained more fully below, we believe that this differentiation will enable better disclosure with regard to our peer groups.

Overall Compensation Structure

We seek to structure a balance between achieving positive short-term annual results and ensuring long- term viability and success by providing both annual and long-term incentive opportunities. The following graphic illustrates the components of the total compensation opportunities available to members of our Senior Management:

Alignment of Pay with Stock Price Performance

A significant portion of our NEOs’ total compensation is in the form of long-term incentive awards that are tied to the long-term performance of our stock and certain key measures that drive stockholder returns. The process by which the Committee determines the structure of our NEOs’ long-term incentive awards takes into account TETRA’s performance relative to our peers and internal budgeted expectations, market compensation and the need to retain executive talent over the long-term, and alignment with the experience of our long-term stockholders.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

To demonstrate this tie to performance, the table below explains the differences between Total Direct Compensation as presented in the Summary Compensation Table, Target Total Direct Compensation as approved by the Committee (that is, the total compensation opportunity) and Realized Compensation (that is, compensation earned or realized during a given year, which reflects the performance level of our CEO, Mr. Brightman). The table and accompanying graph represent supplemental information that is not intended to be a substitute for the information provided in the Summary Compensation Table on page 63, which has been prepared in accordance with the SEC’s disclosure rules.

Measure of Compensation	Components Included
	Base Salary	Annual Performance- Based Cash	Long-Term Performance- Based Cash(1)	Time-Based Equity
				Stock Options/SARs	Restricted Shares
Summary Compensation Table: Total Direct Compensation	Actual Salary	Actual cash award earned based on annual performance	Actual portion of long-term cash incentive earned based on completed 3-year performance	Grant date calculated value of awards made during the year	Grant date value of awards made during the year
Target Total Direct Compensation	Same	Target annual cash awards	Target long-term cash awards for 3-year performance	Target value of awards made during the year	Target value of awards made during the year
Realized Compensation	Same	Actual cash award earned based on annual performance	Actual portion of long-term cash incentive earned based on completed 3-year performance	Value of stock options exercised during the year	Value of restricted shares vested during the year
(1)

This component refers to the long-term performance-based cash incentive award granted in 2016 for the 3-year performance period of January 1, 2016 through December 31, 2018 that was paid, to the extent earned, in March 2019.

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The graph below shows Mr. Brightman's "Realized Compensation" in contrast to the original Target Total Direct Compensation opportunity for compensation awarded in 2016, 2017, and 2018 as well as our percentile rank at the end of each year within the performance peer group with regard to the relative TSR performance measure under our long-term performance-based cash incentive awards granted to certain NEOs and Senior Management in 2016 for the 3-year performance period that ended on December 31, 2018. As illustrated by the chart below, our CEO's Realized Compensation has been well-aligned with our relative TSR, which is our performance relative to our performance peer group, who all navigated the same industry challenges we faced over the same period of time. In each year shown, the material deficit in Realized Compensation compared to Target Total Direct Compensation is largely attributable to decreases in the market price for our common stock, which reduces (in the case of restricted shares) or eliminates (in the case of stock options) the intended (target) value of equity awards. During the past three years when our absolute TSR was negative, it was this deficit, compared to target compensation, that reflected the alignment of our CEO’s compensation with stockholder returns.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Key Compensation Practices and Policies

We have implemented and continue to maintain compensation practices and policies that we believe contribute to good governance.

What We Do	What We Don’t Do

✓   Tie a significant portion of our pay to performance through objective performance measures

✓   Mitigate compensation risk through our Clawback Policy, which applies to all forms of incentive compensation earned by our executive officers

✓   Monitor robust stock ownership through our stock ownership guidelines

✓   Retain an independent compensation consultant that does not provide any services to management

✓   Ensure a fully independent Compensation Committee

✓   Have established procedures for granting of equity awards

✓   Annually review pay and performance alignment, including S.M.A.R.T.(1) goals for our NEOs that are reviewed by our Board of Directors

X  Enter into employment agreements with fixed terms with our officers

X  Allow short sales, transactions involving derivatives of our stock, or certain hedging transactions

X   Reload, reprice, or back-date stock options

X  Grant stock options with an exercise price less than fair market value

X  Provide tax gross-ups or significant executive perquisites

X  Enter into single-trigger change of control agreements

X  Have a poison pill

(1)	Specific, Measurable, Achievable, Relevant, Time-bound

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II. COMPENSATION PHILOSOPHY & OBJECTIVES

Overview of Compensation Philosophy and Objectives

We strive to maintain a compensation program that is competitive in the labor markets in which we operate. Our philosophy is to maintain an executive compensation program that will attract, retain, motivate, and reward highly qualified and talented individuals to enable us to perform better than our competitors. The following are our key objectives in setting the compensation programs for our Senior Management:

•	motivate our Senior Management to deliver outstanding financial performance and meet or exceed general and specific business, operational, and individual performance objectives;
•

establish salary and annual cash incentive compensation levels that reflect competitive market practices in relevant markets, taking into consideration compensation practices for the relevant peer group;

•	provide long-term equity and cash incentive compensation opportunities that are consistent with our overall compensation philosophy;
•	provide a significant percentage of total compensation that is “at risk,” or “variable,” based on predetermined performance measures and objectives; and
•	ensure that a significant portion of the total compensation package is determined by increases in stockholder value, thus assuring an alignment of Senior Management and our stockholders’ interests.

Focus on Performance-Based Pay

In establishing target compensation levels, the Committee places a significant portion of our NEOs’ compensation “at-risk” through the use of variable compensation, much of which is performance-based. Historically, variable pay has included the following:

•	annual cash incentive awards: performance-based cash incentives based on achievement of specific annual performance objectives;
•

long-term performance-based cash or CCLP unit awards: performance-based long-term cash and CSI Compressco LP (“CCLP”) performance phantom units based on achievement of specific long-term financial and other performance objectives;

•	stock options: options on TETRA stock that vest over time and create value only if the price of TETRA stock increases;
•	restricted stock: shares of TETRA stock that vest over time and have value based on the price of TETRA stock at the time of vesting; and
•	phantom units: CCLP units that vest over time and create value based on the price of CCLP common units at the time of vesting.

As further discussed in the “Changes for Fiscal Year 2019” section, below, beginning in 2019, based in part on feedback from our stockholders, we have revised the structure of our long-term incentive awards to provide more focus on performance metrics that drive improvement in our long-term financial and operational results, while still aligning the interests of our NEOs and other Senior Management with our stockholders and maintaining our ability to attract and retain high-caliber talent. By increasing the weight of variable pay in our NEOs’ overall target compensation, we promote better alignment with our performance and creation of stockholder value, particularly over the long term.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

For 2018, approximately 84% of the target compensation opportunities for our CEO and 74% of the target compensation opportunities for our other NEOs were variable or “at-risk”, as illustrated in the following pie charts.

2018 NEO TARGET TOTAL DIRECT COMPENSATION
CEO	Other NEOs

(1)Includes awards of long-term performance-based cash for our CEO and other NEOs and CCLP performance phantom units for Mr. Serjeant, the President of our CCLP subsidiary.

(2)Includes awards of TETRA equity for our CEO and other NEOs and CCLP equity for Mr. Serjeant, the President of our CCLP subsidiary.

III. ROLES & PROCESSES

Role of Committee. The Committee determines our overall compensation philosophy, sets the compensation of our CEO, approves the compensation of our NEOs, and oversees the compensation of the other members of Senior Management. In making compensation decisions, the Committee considers all of the following factors:

•	our financial and operational results;
•	our strategic goals and accomplishments;
•	the performance and potential of our CEO and other members of Senior Management;
•	compensation paid by companies in our peer group;
•	compensation data from available surveys of the oilfield services industry for executive officers with similar positions and with roles and responsibilities similar to our Senior Management;

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•	market data and analysis and recommendations provided by any compensation consultant engaged by the Committee;
•	overall compensation paid to our CEO and members of Senior Management in previous years, including the value of equity-based compensation;
•	the recommendations of our CEO with respect to specific compensation matters, including changes in compensation for our Senior Management; and
•	the retention value of long-term compensation plans.

The Committee has the authority to retain compensation consultants, outside counsel, or other advisors to assist the Committee in the discharge of its duties. In any given year, the Committee bases its decision on whether to retain a compensation consultant on factors including prevailing market conditions, regulatory changes governing executive compensation, and the quality of any other relevant data that may be available. If a compensation consultant is engaged, the Chairman of the Committee maintains a direct line of communication with the consultant and arranges meetings with the consultant that may include other members of the Committee and/or the CEO and certain members of Senior Management. The Committee, and/or its Chairman, also periodically meets with the compensation consultant independently of management. Through this communication with the Chairman of the Committee, the consultant reports to, and acts at the direction of, the Committee. Although our CEO and certain members of Senior Management may receive the consultant’s report and data, the Committee retains and exercises sole control and authority over the compensation consultant.

Role of CEO. Our CEO makes recommendations to the Committee with regard to salary, including any adjustments, and the annual and long-term incentives available to our Senior Management, excluding himself. His recommendations are based on factors such as his judgment and experience, available market data, and his evaluation of individual performance and contribution. In the Committee’s review of the changes in compensation recommended by the CEO, the Committee considers the CEO’s evaluations of and recommendations for each member of Senior Management as well as its own evaluations of Senior Management and the report and analysis of the Committee’s compensation consultant. In conjunction with our CEO, the Committee reviews the compensation of our Senior Management other than our CEO. Subsequently, the Committee, in executive session, establishes the compensation for our CEO.

Role of Compensation Consultant. The Committee has retained the services of Pearl Meyer & Partners ("Pearl Meyer"), an independent provider of compensation consulting services, to assist the Committee in its review of our compensation programs and consideration of prospective changes. Before engaging Pearl Meyer, the Committee confirmed that Pearl Meyer did not provide other services to us, had procedures in place to prevent conflicts of interest, and did not have a business or personal relationship with any of our executive officers or any member of the Committee. The Committee discussed these considerations and concluded that there were no conflicts of interest with us with respect to the compensation consulting services provided by Pearl Meyer. The Committee continues to consider these matters on an ongoing basis.

Peer Groups

In order to ensure the competitiveness of our compensation program, which is a critical factor in our ability to attract and retain high-caliber executive talent, the Committee reviews compensation paid by other companies in the oilfield services industry. For 2018, the Committee, with the assistance of Pearl Meyer, adopted separate peer groups for our evaluation of Senior Management compensation (our “compensation peer group”) and our relative TSR performance measure under our long-term incentive awards (our “performance peer group”). Going forward, each peer group will be reviewed by the Committee on an annual basis to ensure that we maintain appropriate groups of comparator companies.

The compensation peer group is used to determine market levels of the main elements of executive compensation: base salary, annual incentives, and long-term incentives. The compensation peer group is also used to gauge industry practices regarding the structure and mechanics of annual and long-term incentive plans. Criteria for selecting companies to be included in the compensation peer group include competition with us in terms of the customers we serve, our belief that we compete with them for talent, overall comparability in terms of size (revenue and market cap), and comparable geographic areas of operation.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

In November of 2017, based on Pearl Meyer’s recommendation, the Committee adopted the following compensation peer group to be used for the purpose of making appropriate peer comparisons for the Committee’s evaluation of our 2017 compensation program and determination of changes to be made in 2018:

Compensation Peer Group Used to evaluate the competitiveness of executive compensation	• Archrock, Inc. • Basic Energy Services • C&J Energy Services • Flotek Industries • Forum Energy Technologies • Helix Energy • Key Energy Services	• Newpark Resources • Oil States International • Patterson-UTI Energy • Pioneer Energy Services • RPC • Superior Energy Services • Tidewater

In November of 2017, with the assistance of Pearl Meyer, the Committee developed a performance peer group to measure our RTSR under our long-term cash incentive awards. The performance peer group is comprised of companies that directly compete with us in terms of the products and services we offer and the customers we serve. The following performance peer group was adopted by the Committee early in 2018 in connection with their approval of the long-term cash incentive compensation awards for the performance period of January 1, 2018 through December 31, 2020:

Performance Peer Group Used to evaluate our RTSR under performance-based long-term cash incentive awards	• Archrock, Inc. • Basic Energy Services • Flotek Industries • Forum Energy Technologies • Natural Gas Services • Newpark Resources	• Oceaneering • Oil States International • Select Energy • Superior Energy Services • Tidewater • USA Compression

The Role of Market Data. Pearl Meyer uses compensation data gathered from our compensation peer group as well as supplemental data from market surveys to benchmark our Senior Management compensation. Our review of this data typically focuses on the main elements of Senior Management compensation: base salary, annual incentive cash award opportunity, long-term compensation, and total direct compensation. Although we review both target compensation and actual compensation paid, our focus is on target compensation, including the target amount of annual cash award opportunities, as it provides the best indication of competitive compensation levels for our Senior Management.

IV. COMPENSATION ELEMENTS

We strongly believe that Senior Management should be compensated with a package that includes, at a minimum, the following three elements:

•	salary and industry-standard benefits,
•	annual incentive cash compensation tied to key financial and operating results, and
•	long-term incentive compensation tied to stock price and key long-term value drivers.

Each of these components is discussed in greater detail below.

Salary. The Committee reviews relevant oil and gas industry survey data and information and analysis provided by its compensation consultant, if one is retained for that year, or by management, if no compensation consultant is engaged, to ensure that our salary program is competitive. We believe that a competitive salary program and industry standard benefits are important factors in our ability to attract and retain Senior Management, and we generally compare base salaries paid to our Senior Management to the median base salaries reflected in the survey data as a check for competitiveness. The Committee reviews the salaries of all members of Senior Management at least annually. Salaries may be adjusted for performance, which may include individual, business

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unit, and/or company-wide performance, expansion of duties and responsibilities, and changes in market salary levels. In considering salary adjustments, the Committee gives weight to the foregoing factors, with particular emphasis on corporate performance goals, our CEO’s analysis of the individual’s performance and potential, and our CEO’s specific compensation recommendations (except with regard to his own salary). However, the Committee does not rely on formulas and considers all of the above factors when evaluating salary adjustments.

In its December 2017 review of Senior Management compensation, the Committee noted that the base salaries of Senior Management were, overall, positioned at the 34th percentile of the compensation peer group and survey data provided by Pearl Meyer. With regard to members of Senior Management other than our CEO, the Committee also took into account our CEO’s evaluation of each individual’s performance during 2017, as well as the significant improvement in our 2017 financial results (compared to the prior year). Having considered these factors, the Committee approved increases in base salary for certain members of Senior Management, to take effect in March of 2018. The Committee determined that Mr. Serjeant, whose base salary was approved by the Committee prior to his November 20, 2017 date of hire, would not receive an increase in March of 2018. Mr. Murphy was first employed by us on February 12, 2018. The table below shows the 2018 base salary of each of our NEOs, and the date that each base salary became effective.

Name	Title	Effective Date	Base Salary
Stuart M. Brightman	Chief Executive Officer	March 3, 2018	$700,000
Elijio V. Serrano	Sr. Vice President & Chief Financial Officer	March 3, 2018	450,000
Brady M. Murphy	President & Chief Operating Officer	February 12, 2018	540,000
Matthew J. Sanderson	Sr. Vice President	March 3, 2018	390,000
Owen A. Serjeant	President, CSI Compressco	November 20, 2017	410,000

Annual Cash Incentives. Each member of Senior Management is provided an annual cash incentive compensation opportunity, calculated as a percentage of base salary. For each award opportunity, a threshold, target, stretch, and over- achievement performance objective is established for each applicable performance measure and the amount of the award payment that may be received is based on the level of achievement of such objectives.

As part of its annual review of Senior Management compensation in December, the Committee reviews a preliminary estimate of the aggregate amount of annual cash incentive compensation to be awarded under our Cash Incentive Compensation Plan based on the current year’s performance and discusses the overall effectiveness of the plan in furthering our compensation philosophy. In its consideration of changes for the 2018 plan year, the Committee noted that target annual incentive award opportunities for our Senior Management, overall, were generally well aligned with the target award opportunities reflected in the compensation peer group and survey data provided by Pearl Meyer, and elected not to make changes to the award opportunities available to our NEOs for the 2018 plan year.

The following table sets forth the cash award opportunities for the 2018 plan year, shown as a percentage of annual base salary, for our CEO and each of our other NEOs. As an example, as shown below, Mr. Brightman’s target award opportunity is 120% of his base salary; therefore, his threshold award opportunity, which is 30% of his target award opportunity, is 36% of his base salary.

	Threshold % of Base Salary (30% of Target Award)	Target Award as % of Base Salary	Stretch % of Base Salary (150% of Target Award)	Over-Achievement % of Base Salary (200% of Target Award)
Stuart M. Brightman	36.0%	120.0%	180.0%	240.0%
Elijio V. Serrano	24.0%	80.0%	120.0%	160.0%
Brady M. Murphy	30.0%	100.0%	150.0%	200.0%
Matthew J. Sanderson	18.0%	60.0%	90.0%	120.0%
Owen A. Serjeant	21.0%	70.0%	105.0%	140.0%

In considering the structure of our Cash Incentive Compensation Plan for 2018, the Committee gave significant weight to each of the following factors:

•

The prolonged downturn that impacted our industry caused us to defer capital growth spending for a period of time. As we entered 2018 and began to evaluate growth opportunities, we considered the need for performance measures that would reward accretive growth.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

•

The recovery that began in 2017 did not improve the market for all of our products and services at an equal pace – recovery was more gradual for certain of our businesses and in certain geographies. Specifically, the outlook for offshore drilling remained relatively flat, and energy infrastructure limitations in the Permian Basin region put constraints on activity levels. Accordingly, we felt that annual award opportunities for 2018 should reward our regional and product line managers for factors within their line-of-sight control.

•	In the exceptionally tight labor market of 2017 and 2018, employee retention became more challenging, and particularly in certain geographies, reducing turnover became an operational imperative.

The following table sets forth the performance measures and weights approved by the Committee for each of our NEOs for the 2018 plan year under the Cash Incentive Compensation Plan, and the business consideration, based on the factors above, underlying each performance measure. The businesses under Mr. Sanderson’s scope of responsibility, which we refer to internally as “ESG,” include portions of our Completion Fluids & Products Division, our Water & Flowback Services Division, and certain international operations within our Compression Division.

Performance Measure	Business Consideration
TETRA Adjusted EBITDA, excluding the results of CCLP and including cash distributions received from CCLP, including the impact of acquisitions and divestitures

The TETRA Adjusted EBITDA performance measure ensures focus on the financial outcome of day-to-day and long-term operating decisions that impact the overall profitability of our businesses, including:

•     Ensuring that day-to-day spending is tightly managed and aligned with our annual operating budget, and that operational plans and projects (including acquisitions) are quickly integrated in order to maximize efficiencies.

•     Prioritizing projects across the organization to elevate focus on those that have the greatest potential impact on our profitability.

•     Driving cross-functional alignment among product lines and geographies to capture incremental improvements in productivity.

ESG Adjusted EBITDA & CCLP Adjusted EBITDA

NEOs and our Senior Management impact line-of-sight Adjusted EBITDA by:

•     Ensuring differentiation of service quality and depth of service, which position us to manage pricing through market cycles and pursue and maintain relationships with the most profitable customers.

•     Driving reductions in our cost to deliver services, through robust cost controls, automation, and new technologies.

•     Managing external relationships, including strong marketing efforts to spearhead our introduction to new geographies and customers.

•     Supporting integration of our service offerings, to broaden the scope of products and services we offer to new and existing customers.

CCLP Distributable Cash Flow (“DCF”)

DCF is a critical performance measure for our NEOs and Senior Management of CCLP because it reflects the ability of our compression business to generate cash flow. Management can drive increases in DCF by:

•     Managing costs.

•     Reducing debt.

•     Focusing on accretive investments in growth opportunities that will yield the highest returns.

Individual Performance Objectives (“IPOs”)

IPOs provide an opportunity for each NEO to earn incentive compensation based on their personal performance compared to established target objectives approved by the Committee at the beginning of the plan year. We believe that IPOs are a critical component of the plan structure, as they drive performance related to specific strategic objectives and line-of-sight goals.

Under the annual Cash Incentive Compensation Plan awards for 2018, actual results for the TETRA Adjusted EBITDA and ESG Adjusted EBITDA performance measures had to reach a minimum threshold level of 70% of the established target performance objective for any portion of awards based on those measures to be earned. Actual results for the CCLP DCF and CCLP Adjusted EBITDA performance measures had to reach a minimum threshold level of 80% of the established target performance objective for any portion of awards based on those measures to be earned. A threshold payment level of 30% corresponds to the threshold performance level of each established

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

performance objective; for actual results that fall between threshold and target, straight line interpolation is used to determine the earned amount of the award.

During 2018, the target performance objectives for TETRA Adjusted EBITDA and ESG Adjusted EBITDA were increased to reflect the budgeted contributions of acquired businesses. Before approving these adjustments, the Committee confirmed that the amounts by which the target performance objectives were increased were consistent with the financial models presented to our Board prior to their approval of the acquisitions. In addition, budgeted contributions and actual results of our divested business were excluded from the target performance objective and actual results of the TETRA Adjusted EBITDA performance measure.

The following table shows the target performance objective and actual 2018 result for each performance measure applicable to our NEOs, as well as the IPOs that were reviewed and approved by the Committee for each of our NEOs for the 2018 plan year.

Performance Measure	Target Performance Objective		Result of 2018 Performance Period
TTI Adjusted EBITDA	$104.9 million		$78.6 million
ESG Adjusted EBITDA	$107.8 million		$85.0 million
CCLP DCF	$32.0 million		$29.4 million
CCLP Adjusted EBITDA	$96.5 million		$92.9 million
IPOs	NEO to Which Each IPO Applies					Result of 2018 Performance Period
	Mr. Brightman	Mr. Serrano(1)	Mr. Murphy	Mr. Sanderson	Mr. Serjeant
Complete TETRA & CCLP financing, and restructure of balance sheets	X	X			X	Exceeded Expectations
Launch of partnership with Halliburton for marketing of TETRA CS Neptune fluids, and expanded “New Generation” TETRA CS Neptune fluids capability	X		X	X		Exceeded Expectations
Complete and successfully integrate an acquisition that enhances our water management offerings, both geographically and through integrated service offerings	X	X	X	X		Exceeded Expectations
Drive initiative to strengthen leadership team across the organization through internal development and external hiring	X	X	X	X	X	Exceeded Expectations
Complete divestiture of TOS and Maritech liabilities	X	X				Exceeded Expectations
Achieve improved safety performance compared to the prior year, as measured by TRIR and CVIR(2).	X	X	X	X	X	Not Attained(3)
(1)

With regard to the completion of TETRA & CCLP financing and restructuring of balance sheets, the completion and integration of an acquisition, and the completion of the divestiture of the TOS and Maritech liabilities, the Committee believes that Mr. Serrano’s leadership in driving these critical initiatives was a material factor in their successful achievement in 2018 and awarded Mr. Serrano 133% of his target award opportunity related to IPOs.

(2)	Total Recordable Incident Rate and Chargeable Vehicle Incident Rate.
(3)

Improved safety metrics were not achieved on a consolidated basis; however, our compression business, which is led by Mr. Serjeant, did achieve an improved safety performance compared to the prior year.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The following tables show the weight of each performance measure, the percentage of the award deemed to have been earned based on 2018 results and the performance criteria discussed above, and the amount of the award opportunity earned related to each performance measure.

	Target Amount of Award Opportunity	Weight of Metric	% of Target Achieved	Weighted % Earned	Amount of Award Earned
Stuart M. Brightman	$840,000
TTI Adjusted EBITDA		70.0%	41.6%	29.1%	$244,524
IPOs		30.0%	100.0%	30.0%	252,000
		100.0%		59.1%	$496,524

	Target Amount of Award Opportunity	Weight of Metric	% of Target Achieved	Weighted % Earned	Amount of Award Earned
Elijio V. Serrano	$360,000
TTI Adjusted EBITDA		70.0%	41.6%	29.1%	$104,796
IPOs		30.0%	133.0%	39.9%	143,640
		100.0%		69.0%	$248,436

	Target Amount of Award Opportunity(1)	Weight of Metric	% of Target Achieved	Weighted % Earned	Amount of Award Earned
Brady M. Murphy	$478,500
TTI Adjusted EBITDA		70.0%	41.6%	29.1%	$139,291
IPOs		30.0%	100.0%	30.0%	143,550
		100.0%		59.1%	$282,841
(1)

The target amount of Mr. Murphy’s award opportunity is prorated for his period of service with us in 2018. In addition to the earned portion of his Cash Incentive Compensation Plan award for 2018, shown above, Mr. Murphy received a guaranteed bonus in connection with his initial employment with us.

	Target Amount of Award Opportunity	Weight of Metric	% of Target Achieved	Weighted % Earned	Amount of Award Earned
Matthew J. Sanderson	$234,000
TTI Adjusted EBITDA		30.0%	41.6%	12.5%	$29,203
ESG Adjusted EBITDA		40.0%	50.6%	20.3%	47,385
IPOs		30.0%	100.0%	30.0%	70,200
		100.0%		62.7%	$146,788

	Target Amount of Award Opportunity	Weight of Metric	% of Target Achieved	Weighted % Earned	Amount of Award Earned
Owen A. Serjeant	$287,000
CCLP DCF		50.0%	71.4%	35.7%	$102,488
CCLP Adjusted EBITDA		20.0%	86.8%	17.4%	49,795
IPOs		30.0%	100.0%	30.0%	86,100
		100.0%		83.1%	$238,382

Long-Term Incentive Awards

Long-term incentives (or “LTI”) have historically comprised a significant portion of our Senior Management’s total compensation package. The Committee historically sought to strike a balance between achieving short-term annual results and ensuring strong long-term success through grants of stock options, restricted stock, and long-term cash awards for members of TETRA’s Senior Management, and awards of phantom units and performance phantom units for Mr. Serjeant and other members of CCLP’s Senior Management. These awards are geared toward longer-term performance as they generally vest over multiple years and their values are tied to TETRA stockholder returns or CCLP unitholders returns, and longer term value drivers. We believe that tying a significant portion of the compensation of our CEO and our Senior Management team directly to equity returns is an important aspect of our total compensation plan.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

In the Committee’s December 2017 evaluation of our compensation program, the Committee’s compensation consultant, Pearl Meyer, noted that a relatively small number of companies in our industry were still utilizing stock options as part of their long-term incentive awards. In general, those companies that had previously awarded stock options had shifted that value to awards of restricted shares, for two primary reasons:

•	The high degree of volatility in the market price of publicly traded equity in the oil and gas services industry make stock options a less attractive vehicle from the perspective of the award holder.
•	In the highly competitive labor market of 2017 and 2018, awards of restricted shares provide better retention value, compared to stock options.

Accordingly, the Committee determined to reduce the amount of stock options abd/or stock appreciation rights (“SARs”) awarded to members of TETRA’s Senior Management in 2018, and increase the amount of restricted shares awarded. For our NEOs, with the exception of Mr. Serjeant, this resulted in target 2018 long-term incentive awards that consisted 60% of TETRA equity (comprised of 20% stock options and/or SARs and 40% restricted shares), and 40% long-term performance-based cash, compared to our target 2017 long-term incentive awards that consisted 60% of TETRA equity (comprised of 30% stock options and/or SARs and 30% restricted shares), and 40% long-term performance-based cash.

As further discussed in the “Changes for Fiscal Year 2019” section, below, the Committee has continued the transition that began in 2018 by completely eliminating stock options from the long-term incentive awards granted to members of TETRA’s Senior Management in 2019, and moving a portion of that value to long-term performance-based cash. We believe that this change to the structure of our long-term awards will provide more focus on performance metrics that drive improvement in our long-term operational results, while still aligning the interests of our NEOs and other Senior Management with our stockholders and maintaining our ability to attract and retain high-caliber talent.

The following table summarizes the various elements of our 2018 long-term incentive program for our TETRA NEOs and Senior Management, and their alignment with our compensation principles:

Component of LTI Program	Terms	Alignment with Compensation Principles
Long-Term Performance-Based Cash Incentive (40% of Total LTI Mix targeted for TETRA Senior Management)

•    3-year performance period

•    Payout range of 0% to 200% of target award

•    Performance based on pre-established metrics

−   Relative TSR (50%)

−   Cash from Operations (50%)

•    TSR performance relative to the performance peer group

Our long-term, performance-based cash incentive awards work in conjunction with annual grants of long-term, equity-based awards to provide us with increased retention value and reward participants for both improved financial results and improved relative stock price performance.

TETRA Stock Options or SARs (20% of Total LTI Mix targeted for TETRA Senior Management)	• Exercise price equal to closing price on date of grant • Vests in installments over 3-year period, subject to continued service • 10-year term	Stock options align our Senior Management’s interests with those of our long-term stockholders; these awards only have value if the stock price appreciates.
TETRA Restricted Stock (40% of Total LTI Mix targeted for TETRA Senior Management)	• Vests in installments over 3-year period, subject to continued service

Restricted stock awards provide full value shares to our Senior Management which is key to retention and aligning interests with our stockholders; the value of these awards is dependent on stock price.

TETRA NEOs & Senior Management

For Mr. Serjeant and other members of CCLP’s Senior Management, long-term incentive equity awards continue to consist 50% of CCLP phantom units, which vest over a three-year period subject to continued service, and CCLP performance phantom units, which may be earned at the end of a three-year performance period only to the extent that the pre-established performance objective has been met.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The following table summarizes the various elements of our 2018 long-term incentive program for Mr. Serjeant and other Senior Management of CCLP, and their alignment with our compensation principles:

Component of LTI Program	Terms	Alignment with Compensation Principles
CCLP Performance Phantom Units (50% of Total LTI Mix targeted for CCLP Senior Management)

•    3-year performance period

•    Target award amounts denominated in units

•    Payout range of 0% to 200% of target award

•    Performance determined by pre-established 3-year financial metric approved by the Committee

Long-term, performance-based phantom units work in conjunction with annual awards of time-based units to provide us with increased retention value and reward participants for both improved financial results and improvement in the market price for CCLP units.

CCLP Phantom Units (50% of Total LTI Mix targeted for CCLP Senior Management)	• Units vest in equal installments over 3-year period, subject to continued service	Time-based phantom units are a key element in aligning our Senior Management’s interests with those of CCLP’s unitholders.

CCLP NEO & Senior Management

2018 Program Awards

While the Committee does consider our compensation peer group’s practices in establishing equity incentive opportunities, it does not specifically benchmark the value of equity awards relative to that peer group or any survey data. The Committee has observed that market price volatility resulting from changes in prices of oil and gas and other industry-specific and broader, macro-economic cycles and trends creates significant year-to-year variances in the value of our equity awards. As these variances are difficult to predict and may not impact all member of our compensation peer group equally, the accuracy and usefulness of our compensation peer group data in establishing specific equity award benchmarks may be limited. The Committee does, however, annually review the equity compensation practices of the members of our compensation peer group in order to gain a general impression of the proportionate share of equity award value and the magnitude of equity awards in the total compensation packages offered by these companies.

The following tables summarizes the 2018 LTI grants to each of our NEOs. Mr. Murphy, who received an inducement award of TETRA restricted shares in connection with his initial employment with us on February 12, 2018, did not receive a separate annual long-term incentive award in 2018.

	TETRA Stock Options / Stock Appreciation Rights	TETRA Restricted Shares / CCLP Phantom Units	Long-Term Performance Based Cash / CCLP Performance Phantom Units	Total Long-Term Award Value
Stuart M. Brightman	$572,241	$1,137,641	$1,120,000	$2,829,882
Elijio V. Serrano	194,155	393,862	380,000	968,017
Brady M. Murphy	—	—	—	—
Matthew J. Sanderson	102,186	203,152	200,000	505,338
Owen A. Serjeant	—	368,792	368,792	737,584

Time-Based Awards Granted under the TETRA 2011 Equity Incentive Compensation Plan during 2018

The Committee approved awards of TETRA stock options or SARs and restricted stock to each of our NEOs except Messrs. Murphy and Serjeant on February 22, 2018. One-third of the TETRA stock options or SARs, which were granted with an exercise price equal to 100% of the market price on the date of grant, vested on the first anniversary of the date of grant, and 2.78% portions of the stock options vest monthly thereafter. One-third of the shares of restricted stock vests on the first anniversary of the grant date, and a 16% portion of the shares of restricted stock vests every six months thereafter.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

One-Time Restricted Stock Award Granted to Mr. Serrano

In September of 2017, in connection with the annual review of our succession plans that encompasses multiple levels of management across our entire organization, our Board of Directors approved an expansion of our management team, to fill certain positions that had been consolidated or eliminated during the downturn, in some cases, and in other cases to upgrade our capabilities in specific areas, providing credible candidates for succession into key positions.

As a result, during 2017 and 2018 we successfully recruited several seasoned leaders in the critical areas of FP&A, HSEQ, global supply chain, and operations management. In order to secure the services of these individuals in an extremely tight market for labor, we found it necessary to offer higher incentive award targets (for both annual and long-term incentives) than we have historically provided. These arrangements, while highly effective in building our Senior Management bench strength, created certain inequities in the total compensation opportunities provided to our Senior Management, including our NEOs.

Accordingly, we have taken certain actions in 2018 and 2019 to better ensure the parity of compensation opportunities for members of Senior Management who exceed established business objectives and drive our strategic growth.

Mr. Serrano, our Chief Financial Officer, has also served as the Chief Financial Officer of CCLP since March of 2017. As such, Mr. Serrano leads the finance and accounting teams that avoided financial catastrophe during the prolonged downturn and preserved the investments of the TETRA stockholders and CCLP unitholders. The Committee, in recognition of Mr. Serrano’s exemplary service to us and desiring to ensure our retention of his future services, on February 22, 2018, approved a special, one-time award to Mr. Serrano of TETRA restricted shares with an approximate grant date value of $500,000. All of the restricted shares granted as part of this special award will cliff vest on the third anniversary of their date of grant, providing a significant incentive for Mr. Serrano to remain in our service.

Employment Inducement Award Granted to Mr. Murphy

On February 12, 2018, in connection with Mr. Murphy’s initial employment with us, our Board of Directors approved an award to Mr. Murphy of TETRA restricted shares with a grant date value of $1,778,896. Fifty percent of such restricted shares vested on the first anniversary of the grant date, and, subject to Mr. Murphy’s continued employment with us, 25% of the restricted shares will vest on each of the second and third anniversaries of the grant date. This was a one-time award extended as a material inducement to Mr. Murphy’s employment with us. Beginning in 2019, Mr. Murphy participates in annual awards of long-term incentives that conform to the structure of long-term awards granted to our other NEOs and Senior Management.

CCLP Unit Awards Granted under the CCLP 2011 Long Term Incentive Plan during 2018

On February 22, 2018, the Committee recommended to the board of directors of the general partner of CCLP, CSI Compressco GP Inc. (the “CCGP Board”), the approval of an award to Mr. Serjeant consisting of equal proportions of CCLP phantom units and CCLP performance-based phantom units. On February 23, 2018, the CCGP Board approved such awards. A one-third portion of the CCLP phantom units vested on the first anniversary of the awards, and equal one-third portions will vest on the second and third anniversaries of the award, subject to Mr. Serjeant’s continued employment with us. The performance phantom units may be earned at the end of the three-year performance period based on CCLP’s attainment of the sole, cumulative 3-year distributable cash flow (“DCF”) target performance objective.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Long-Term Performance-Based Cash Incentives

In February 2018, the Committee established performance measures and performance objectives applicable to long-term cash incentive awards granted to our NEOs under the Cash Incentive Compensation Plan for the performance period ending on December 31, 2020. The performance measures and the relative weights of each such performance measure for these long-term incentive awards, are:

•	TETRA's three-year cumulative cash from operations for the period ending December 31, 2020, weighted 50%; and
•	total stockholder return relative to our performance peer group for the three-year period ending December 31, 2020, weighted 50%.

On an annual basis, with the assistance of Pearl Meyer, the Committee develops a performance peer group that is used only to measure our relative total stockholder return (“RTSR”) under our long-term cash incentive awards. The performance peer group is comprised of companies that directly compete with us in terms of the products and services we offer and the customers we serve. The following performance peer group was adopted by the Committee early in 2018 in connection with their approval of the long-term cash incentive compensation awards for the performance period of January 1, 2018 through December 31, 2020:

Performance Peer Group Used to evaluate our RTSR under performance-based long-term incentive awards	• Archrock, Inc. • Basic Energy Services • Flotek Industries • Forum Energy Technologies • Natural Gas Services • Newpark Resources	• Oceaneering • Oil States International • Select Energy • Superior Energy Services • Tidewater • USA Compression

For each performance measure, a threshold, target, and stretch performance objective has been established by the Committee. The amount of the award that may be earned by a participant at the end of the three-year performance period will be based on our attainment of such performance objectives, subject to the discretion of the Committee.

Payment of Long-Term Performance-Based Cash Incentives Granted in 2016

In February of 2016, the Committee established performance measures and performance objectives applicable to long-term cash incentive awards granted to certain of our NEOs under the Cash Incentive Compensation Plan for the three-year performance period ending on December 31, 2018. The performance measures for these long-term incentive awards, and the weight of each performance measure in the determination of payouts under the awards were:

•	TETRA’s three-year cumulative free cash flow for the period ended December 31, 2018, weighted 50%; and
•	total stockholder return relative to our performance peer group for the three-year period ending December 31, 2018, weighted 50%.

The following performance peer group was adopted by the Committee early in 2016 in connection with their approval of the long-term cash incentive compensation awards for the performance period of January 1, 2016 through December 31, 2018:

Performance Peer Group Used to evaluate our RTSR under performance-based long-term incentive awards	• Archrock, Inc. • Basic Energy Services • C&J Energy Services • Flotek Industries • Forum Energy Technologies • Helix Energy • Key Energy Services	• Newpark Resources • Oil States International • Patterson-UTI Energy • Pioneer Energy Services • RPC • Superior Energy Services • Tidewater

56 I TETRA Technologies, Inc.	2019 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

For each performance measure, a threshold, target, stretch, and over achievement performance objective was established by the Committee. Messrs. Murphy, Sanderson, and Serjeant, who were not employed by us at the time the 2016 awards were granted, did not receive long-term performance-based cash incentive awards in 2016.

The following table provides the specific performance objective established by the Committee for each of the performance measures and the portion of the target amount of the total award that would be earned at each level of performance:

Performance & Payout Levels – 2016 Long-Term Performance-Based Cash Incentives
Performance Level	TSR v. Peer Group	Portion of Target Award Vested	3-Year Cumulative Free Cash Flow	Portion of Target Award Vested	Aggregate Award Opportunity
Below Threshold	below 25th %tile	—%	$98.0 million	—%	—%
Threshold	25th %tile	10%	$98.0 million	10%	20%
Target	50th %tile	50%	$140.0 million	50%	100%
Stretch	75th %tile	100%	$182.0 million	80%	180%
Over Achievement	90th %tile	100%	$210.0 million	100%	200%

Based on analysis of our results for the performance period ended December 31, 2018, the Committee determined that our total stockholder return placed us at the 37th percentile of the applicable peer group, between the threshold and target performance levels. While recognizing that our total stockholder return for the performance period was negative, the Committee noted that only two companies in the peer group had achieved a positive total stockholder return for the performance period, four companies had gone bankrupt, and our ability to outperform many of our peers in an extremely challenging market merited payment of 28.7% of the target value of the award.

2016 Peer Group TSR Results

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The Committee further determined that our three-year cumulative free cash flow for the performance period did not reach the required threshold level of performance. Accordingly, the Committee has approved payment of the following earned portions of the 2016 long-term, performance-based cash awards to the following NEOs who received such awards:

2016 Earned Award Opportunities - Long-Term Cash Incentive Compensation Plan
	Target Value of 2016 Long-Term Performance-Based Award	Amount Earned as of December 31, 2018	% of Target Earned
Stuart M. Brightman	$625,000	$179,375	28.7%
Elijio V. Serrano	237,500	68,163	28.7%

Retirement, Health, and Welfare Benefits

We offer a variety of health and welfare benefits to all eligible employees. Members of Senior Management are generally eligible for the same benefit programs on the same basis as the broad-base of our employees. Our health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle. These health and welfare programs include medical, wellness, pharmacy, dental, life insurance, short-term and long-term disability insurance, and insurance against accidental death and disability.

401(k) Plan. We offer a 401(k) program that is intended to supplement a participant’s personal savings and social security benefits. Under our 401(k) Retirement Plan (the “401(k) Plan”), eligible employees may contribute on a pretax basis up to 70% of their compensation, subject to an annual maximum dollar amount established under the Code. We generally make a matching contribution under the 401(k) Plan equal to 50% of the first 8% of annual compensation the participant contributes to the 401(k) Plan. As of December 31, 2018, approximately 90% of all eligible employees were participating in the 401(k) Plan. All employees (other than nonresident aliens) who have reached the age of eighteen are eligible to participate in the 401(K) Plan beginning on the first day of the month following their completion of 30 days of service with us.

Nonqualified Deferred Compensation Plan. We provide our Senior Management, directors, and certain other key employees with the opportunity to participate in the Executive Nonqualified Excess Plan, an unfunded, deferred compensation program. There were 22 participants in the program at December 31, 2018. Under the program, participants may defer a specified portion of their annual total cash compensation, including salary and performance-based cash incentive, subject to certain established minimums. The amounts deferred may increase or decrease depending on the deemed investment elections selected by the participant from among various hypothetical investment election options. Deferral contributions and earnings credited to such contributions are 100% vested and may be distributed in cash at a time selected by the participant and irrevocably designated on the participant’s deferral form. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account if the participant becomes disabled or dies, or upon a change in control.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, requires us to disclose the annual total compensation of Mr. Brightman, our CEO, and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). For 2018:

• Median employee’s total compensation	$ 69,337
• Mr. Brightman’s total annual compensation	$ 3,079,608
• Ratio of CEO to median employee compensation	44.4 to 1

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

We used a consistently applied compensation measure to identify the median of the annual total compensation of all of our employees, and to determine the annual total compensation of our CEO. To make them comparable, salaries for newly hired employees who had worked less than a year were annualized, and the target annual bonus amount was applied to their total compensation measure. To identify the median of the annual total compensation of all employees and the median employee’s compensation, we took the following steps:

•	We determined that our employee population as of December 31, 2018 consisted of 2,928 full- and part-time employees located in 13 countries (we do not have temporary or seasonal workers).
•	We selected December 31, 2018 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic matter.
•

For our international employees paid in their local currency, we converted each such employee’s total annual compensation as of December 31, 2018 to U.S. dollars; however, we did not make any cost of living adjustment with respect to any of our U.S. or international employees.

The CEO pay ratio reported above is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, and adjustments, as well as significantly varying workforce structures, CEO pay ratios reported by other companies are not likely to be comparable to our CEO pay ratio.

Perquisites

Perquisites (“perks”) are not a material component of our executive compensation. In general, NEOs are not compensated for and do not receive reimbursements for the private use of country clubs, meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. Further, our NEOs do not receive compensation or reimbursements for hunting and fishing camp costs or home security expenses. During 2018, no NEO received any compensation for or reimbursement of any of the foregoing costs or expenses incurred for non-business purposes.

Clawback Policy

In 2018, the Committee adopted the Executive Incentive Compensation Recoupment Policy, or Clawback Policy.  This policy covers recoupment of certain incentive compensation paid to certain of our officers, including each of our NEOs.  Incentive compensation includes any performance bonuses or incentive awards, including short and long-term incentive bonuses (in cash or otherwise) and all forms of equity-based awards that are granted, earned or vested under any TETRA plan, arrangement or agreement based wholly or in part on the attainment of a financial reporting measure.  The policy provides a mechanism to recoup incentive compensation in the event we are required to prepare a restatement of our previously issued financial statements to correct one or more errors that are material to those financial statements (other than to comply with changes in applicable accounting principles or to reflect retrospective reclassification or adjustment in accordance with applicable SEC rules and regulations) due to our material noncompliance with any financial requirement under the federal securities laws or in the event that our board concludes that a covered officer engaged in misconduct that caused significant financial or reputational harm to us but did not cause the need for a restatement of our financial statements.

Severance Plan and Termination Payments

With the exception of the Change of Control Agreements described below, we do not have a defined severance plan for, or any agreement with, any Named Executive Officer that would require us to make any termination payments.

Employment Agreements

We have previously entered into employment agreements with Messrs. Brightman, Serrano, Murphy, Sanderson, and Serjeant that are substantially identical to the form of agreement executed by all of our employees. Each agreement evidences the at-will nature of employment and does not guarantee the term of employment, which is entirely at the discretion of the Board of Directors, or otherwise set forth the salary and other compensation of the NEOs, which is established in accordance with the procedures described above.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Double Trigger Change of Control Agreements

We have entered into change of control agreements ("COC Agreements") with each of our current NEOs and certain other members of our Senior Management. Each COC Agreement has an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each NEO upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the NEO’s employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the NEO for Good Reason (as that term is defined in the COC Agreements). For an overview of the specific terms and conditions of the NEOs' COC Agreements, please read the section titled "Potential Payments upon a Change of Control or Termination" below.

Indemnification Agreements

Each of our current directors and NEOs has executed an indemnification agreement that provides that we will indemnify these directors and officers to the fullest extent permitted by our Restated Certificate of Incorporation, Amended and Restated Bylaws and applicable law. The indemnification agreement also provides that our directors and officers will be entitled to the advancement of fees as permitted by applicable law, and sets out the procedures required for determining entitlement to and obtaining indemnification and expense advancement. In addition, our charter documents provide that each of our directors and officers and any person serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise is indemnified to the fullest extent permitted by law in connection with any threatened, pending, or completed action, suit, or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of or in connection with his or her services to us or to another corporation, partnership, joint venture, trust, or other enterprise, at our request. We purchase and maintain insurance on behalf of any person who is a director or officer of the aforementioned corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as an officer or director. In addition, Messrs. Brightman, Serrano, Murphy, and Serjeant, in their capacities as directors and/or executive officers of CSI Compressco LP, have executed indemnification agreements with CSI Compressco LP that are substantially similar to the indemnification agreements executed by each of them in connection with their services to us.

Stock Ownership Guidelines

Our Board of Directors has adopted a policy regarding stock ownership guidelines for our directors and executive officers. The stock ownership guidelines provided under the policy are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under this policy, our executive officers must hold shares of our common stock equal to a multiple, based upon position, of their base salary. In addition, ownership of the common units of CSI Compressco LP counts toward fulfillment of the ownership requirement. The multiples applicable to our executive officers are as follows: Chief Executive Officer, five-times base salary; President, Chief Operating Officer and Chief Financial Officer, two-times base salary; and, Senior Vice Presidents and Vice Presidents, one-times base salary. Newly elected officers have five years from the date of appointment to achieve compliance with the policy.

As of the date of this report, all directors and officers are in compliance with the policy.

Tax and Accounting Implications of Executive Compensation

Under Section 162(m) of the Code, publicly-held corporations generally may not take a tax deduction for compensation paid in excess of $1,000,000 in a year with respect to the corporation’s chief executive officer and other named executive officers. The former exception to this $1,000,000 limitation for performance-based compensation was repealed by the Tax Cuts and Jobs Act of 2017.

60 I TETRA Technologies, Inc.	2019 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

We may from time-to-time pay compensation to our executive officers that may not be deductible, including payments made under our Cash Incentive Compensation Plan, discretionary bonuses, and other types of compensation outside of our plans. Although tax deductibility is one of the factors we consider in the design of our compensation plans and programs, we believe that our interests are best served by providing competitive compensation opportunities to our NEOs and other members of Senior Management, even if that results in the non-deductibility of certain amounts under the Code.

Changes for Fiscal Year 2019

Changes to the Structure of Long-Term Incentive Awards

As further discussed above with regard to annual long-term incentive awards, the Committee has continued the transition that began in 2018 by completely eliminating stock options from the long-term incentive awards granted to members of TETRA’s Senior Management in 2019, and moving a portion of that value to long-term performance-based cash. We believe that this change to the structure of our long-term awards will provide more focus on performance metrics that drive improvement in our long-term operational results, while still aligning the interests of our NEOs and other Senior Management with our stockholders and maintaining our ability to attract and retain high-caliber talent.

With the exception of Mr. Serjeant, whose 2019 long-term incentive award continued to consist 50% of time-based CCLP phantom units and 50% of CCLP performance-based phantom units, target 2019 long-term incentive awards for our NEOs consisted 50% of restricted stock units (RSUs), which vest ratably over a period of three years and may be settled in cash or shares of TETRA’s common stock at the discretion of the Committee, and 50% of long-term, performance-based cash. As discussed in connection with the establishment of our performance peer group, we will be using relative TSR as a performance measure for our 2019 long-term performance-based cash awards. We will also use cash from operations measured on a per share basis as a performance measure for our 2019 long-term performance-based cash awards.

Adoption of Retirement Guidelines

The Compensation Committee has adopted Retirement Guidelines which became effective January 1, 2019 and set forth administrative guidance for purposes of determining the treatment of equity and cash-based incentive awards following a qualifying retirement for employees who reside in the U.S. Under the guidelines, a qualifying retirement will generally occur upon a voluntary resignation from the company on or after attaining age 60 and having completed ten consecutive years of service, provided that the employee gives at least six months’ prior written notice to the company. As a condition to the receipt of any retirement benefits, the employee must also execute a release agreement acceptable to the Company. Following a qualifying retirement, if an employee receiving retirement benefits violates non-competition and non-solicitation restrictions contained in the Retirement Guidelines, all remaining retirement benefits will be forfeited. Application of the guidelines, and receipt of any retirement benefits,  is subject to the discretion of the Compensation Committee.

Under the Retirement Guidelines, the employee may receive the full amount of any outstanding cash award for any annual or long-term performance period completed prior to a qualifying retirement. The employee may also receive a pro-rated portion of any outstanding cash award for the performance period during which the qualifying retirement occurs, based on the number of full months occurring prior to the qualifying retirement. For long-term equity-based incentive awards (performance-based restricted stock awards (“RSAs”) and performance-based restricted stock unit awards (“RSUs”)), the employee may receive a pro-rated settlement based on the number of full months during the performance period occurring prior to the qualifying retirement.  Stock option awards, time-vested RSAs and time-vested RSUs that were granted at least twelve months prior to the qualifying retirement may continue to vest  pursuant to the vesting schedule set forth in the applicable award agreement and stock options will continue to be exercisable for the remaining term of the option or the sooner expiration of the stock option. Among our NEOs, only Mr. Brightman is currently eligible to retire and receive benefits under the Retirement Guidelines.

2019 Proxy Statement	TETRA Technologies, Inc. I 61

COMPENSATION COMMITTEE REPORT

The Compensation Committee met five times during the year ended December 31, 2018. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon the review and discussions described above, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to stockholders.

Submitted by the Compensation Committee of the Board of Directors,

Thomas R. Bates, Jr., Chairman

John F. Glick

Joseph C. Winkler III

This report of the Compensation Committee shall not be deemed “soliciting material” or be “filed” with the SEC subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

62 I TETRA Technologies, Inc.	2019 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the compensation earned by (i) our Chief Executive Officer (“Principal Executive Officer”), (ii) our Chief Financial Officer (“Principal Financial Officer”), and (iii) each of our other three most highly compensated executive officers (each a “Named Executive Officer”) for the fiscal year ended December 31, 2018.

Summary Compensation Table

Name and Principal		Salary(1)	Bonus		Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Comp.(3)	All Other Comp.(4)	Total
Position	Year	($)	($)		($)	($)	($)	($)	($)
Stuart M. Brightman(5)	2018	$685,577	$—		$1,137,641	$572,241	$675,899	$8,250	$3,079,608
CEO	2017	606,008	—		750,004	638,827	1,047,643	—	3,042,482
	2016	535,095	—		1,250,009	625,001	525,000	16,460	2,951,565
Elijio V. Serrano	2018	$442,613	$—		$893,862	$194,155	$316,599	$8,250	$1,855,479
Sr. Vice President & CFO	2017	399,084	—		285,000	285,000	439,933	877	1,409,894
	2016	352,385	—		461,155	236,008	252,000	14,170	1,315,718
Brady M. Murphy(6)	2018	$467,308	$382,159		$1,778,896	$—	$282,841	$9,357	$2,920,561
President & COO

Matthew J. Sanderson	2018	$384,231			$203,152	$102,186	$146,788	$8,112	$844,469
Sr. Vice President	2017	357,231	—		135,002	135,001	205,934	97,049	930,217
	2016	27,692	154,508	(7)	379,561	—	—	—	561,761
Owen A. Serjeant(8)	2018	$410,000	$—		$737,584	$—	$238,382	$1,715	$1,387,681
President, CSI Compressco	2017	39,423	—		500,000	—	—	—	539,423

(1)	Includes amounts earned but deferred pursuant to the Executive Nonqualified Excess Plan.
(2)

The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards granted during the fiscal years ended December 31, 2018, 2017, and 2016, in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of option awards granted under the TETRA equity plans may be found in “Note O - Equity-Based Compensation” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 4, 2019. Stock appreciation rights (“SARs”) granted to Mr. Brightman in 2018 and 2017 are valued using the Black Scholes option valuation model and such fair value is recognized based on the portion of the requisite service period satisfied as of each valuation date. Assumptions used in the valuation of the stock appreciation rights include: for 2018, expected stock price volatility of 57%, expected life of SARs of 4.5 years, and a risk free interest rate of 2.6%; and, for 2017, expected stock price volatility of 63.2%, expected life of SARs of 9.1 years, and a risk free interest rate of 2.37%. Phantom units and performance phantom units with tandem DERs granted to Mr. Serjeant on February 24, 2018 are valued at $7.72 per unit in accordance with FASB ASC Topic 718. The grant date fair value of performance phantom units granted to Mr. Serjeant on February 24, 2018 and included in Mr. Serjeant’s total for 2018 is reported based on the probable outcome of the performance conditions on the grant date. The value of Mr. Serjeant’s 2018 performance phantom units assuming achievement of the maximum performance level would be $737,584.

(3)

For Messrs. Brightman and Serrano, amounts shown in the “Non-Equity Incentive Plan Compensation” column for 2018 reflect the sum of the annual cash incentive earned for 2018 performance, and the long-term performance-based cash incentive earned for the three-year performance period ended December 31, 2018 under our Cash Incentive Compensation Plan. For Messrs. Murphy, Sanderson, and Serjeant, the amount shown for 2018 is the amount of the annual cash incentive award earned for 2018 performance.

(4)

For 2018, the amounts reflected represent matching contributions under our 401(K) Retirement Plan, and: (i) for Mr. Murphy, relocation costs of $9,357 in 2018; and, (ii) for Mr. Sanderson, relocation costs of $96,025 in 2017.

(5)	Mr. Brightman elected to defer $61,702 of his 2018 salary, $54,541 of his 2017 salary, and $47,942 of his 2016 salary under the Executive Nonqualified Excess Plan.
(6)

Mr. Murphy was first employed by us on February 12, 2018; the amount shown in the “Salary” column is the prorated portion of his 2018 base salary. The amount shown in the “Bonus” column is the $382,159 guaranteed bonus payable to Mr. Murphy in March 2019 in connection with his initial employment with us in 2018. Compensation data for Mr. Murphy prior to 2018 is not applicable.

(7)	The amount shown in the “Bonus” column for Mr. Sanderson in 2016 is the sign-on bonus paid in November 2016 in connection with his initial employment with us.
(8)	Mr. Serjeant was first employed by us on November 20, 2017; compensation data for Mr. Serjeant prior to 2017 is not applicable.

2019 Proxy Statement	TETRA Technologies, Inc. I 63

COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan Based Awards

The following table discloses the actual number of TETRA stock options, stock appreciation rights, and restricted stock awards granted during the fiscal year ended December 31, 2018 to each Named Executive Officer, including the grant date fair value of these awards, and the threshold, target, and maximum amounts of annual cash incentives and long-term non-equity (cash) incentives granted to each Named Executive Officer.

Grants of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair Value of Stock
Name	Grant Date	Threshold	Target	Maximum		Threshold	Target	Maximum		Number of Shares or Units(1)	Securities Underlying Options(2)	Price of Option Awards	and Option Awards(3)
		($)	($)	($)		(#)	(#)	(#)		(#)	(#)	($/Share)	($)
Stuart M. Brightman	2/22/2018	$252,000	$840,000	$1,680,000	(4)
	2/22/2018	$224,000	$1,120,000	$2,240,000	(5)
	2/22/2018									293,964	306,011	$3.87	$1,709,882
Elijio V. Serrano	2/22/2018	$108,000	$360,000	$720,000	(4)
	2/22/2018	$76,000	$380,000	$760,000	(5)
	2/22/2018									230,972	103,826	$3.87	$1,088,016
Brady M. Murphy	2/22/2018	$143,550	$478,500	$957,000	(4)
	2/12/2018									502,513	0	$3.54	$1,778,896
Matthew J. Sanderson	2/22/2018	$70,200	$234,000	$468,000	(4)
	2/22/2018	$40,000	$200,000	$400,000	(5)
	2/22/2018									52,494	54,645	$3.87	$305,338
Owen A. Serjeant	2/24/2018	$86,100	$287,000	$574,000	(4)	4,771	47,771	95,542	(6)
	2/24/2018									47,771	0	$7.72	$368,792

(1)

For NEOs other than Mr. Serjeant, the amounts reported are the number of TETRA restricted shares that vest ratably over a period of three years following the award date. For Mr. Serjeant, the amount reported is the number of phantom units granted under the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan. Each phantom unit award was granted in tandem with distribution equivalent rights (“DERs”) that entitle the award holder to receive an additional number of units equal in value to any distributions paid by CSI Compressco during the period the award is outstanding times the number of units subject to the award.

(2)	The amounts reported are the number of shares of TETRA common stock underlying stock options and stock appreciation rights granted in 2018.
(3)

The dollar amount reported for NEO’s other than Mr. Serjeant reflects the fair value on the date of grant, in each case in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of option awards granted during 2018 may be found in “Note O - Equity-Based Compensation” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 4, 2019. Assumptions used in valuation of SARs granted during 2018 and 2017 may be found in footnote 2 to the Summary Compensation Table on the preceding page. For Mr. Serjeant, the dollar amount reported reflects the fair value on the date of grant in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of performance units and performance phantom units granted during 2018 may be found in “Note K – Equity-Based Compensation” in the Notes to Consolidated Financial Statements of CCLP’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 4, 2019.

(4)

The non-equity incentive plan awards granted on February 22, 2018 are the threshold, target, and maximum amounts of the annual cash incentive granted for 2018 performance under our Cash Incentive Compensation plan. The actual amounts of annual cash incentive earned for 2018 performance and paid on March 8, 2019, are as follows: Mr. Brightman, $496,524; Mr. Serrano, $248,436; Mr. Murphy, $282,841; Mr. Sanderson, $146,788; and, Mr. Serjeant, $238,382.

(5)

The non-equity incentive plan awards granted on February 22, 2018 are the threshold, target, and over-achievement amounts of the long-term cash incentive granted for the January 1, 2018 through December 31, 2020 performance period that may be paid, to the extent earned and at the Committee's discretion, in March 2021.

(6)

Performance phantom units granted on February 24, 2018 may be earned under the CSI Compressco equity plan based on the level of achievement of the distributable cash flow per outstanding unit performance objective for the three-year performance period ending on December 31, 2020. Each performance phantom unit award was granted in tandem with DERs that entitle Mr. Serjeant to receive an additional number of units equal in value to any distributions paid by CSI Compressco during the period the award is outstanding, times the number of units subject to the award.

64 I TETRA Technologies, Inc.	2019 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year End

The following table shows certain information regarding outstanding stock option awards  and restricted stock awards granted under the TETRA equity plans, and outstanding phantom unit awards and performance phantom unit awards granted under the CSI Compressco equity plan, all as of December 31, 2018.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock or Unit Awards
	Number of Securities Underlying Unexercised Options			Option Exercise	Option Expiration	Number of Shares of Stock or Units that Have Not		Market Value of Shares of Stock or Units that Have Not	Equity Incentive Plan Awards: Number of Unearned Units that Have Not		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Units that Have Not
Name	Exercisable	Unexercisable		Price(1)	Date	Vested		Vested(2)	Vested(3)		Vested(3)
	(#)	(#)		($/Share)		(#)		($)	(#)		($)
Stuart M. Brightman	100,000	—		$3.78	2/12/2019
Stuart M. Brightman	52,150	—		$10.20	5/20/2020
Stuart M. Brightman	54,873	—		$13.00	5/20/2021
Stuart M. Brightman	78,480	—		$6.81	5/20/2022
Stuart M. Brightman	91,055	—		$10.30	5/20/2023
Stuart M. Brightman	87,210	—		$11.16	5/20/2024
Stuart M. Brightman	184,235	—		$7.15	5/4/2025
Stuart M. Brightman	170,315	27,470	(4)	$7.14	5/2/2026
Stuart M. Brightman	135,332	98,370	(5)	$4.51	2/22/2027
Stuart M. Brightman	81,852	52,094	(6)	$4.51	2/22/2027
Stuart M. Brightman	0	306,011	(7)	$3.87	2/22/2028
Stuart M. Brightman						14,589	(9)	$24,510
Stuart M. Brightman						83,150	(10)	$139,692
Stuart M. Brightman						293,964	(11)	$493,860
Brady M. Murphy	—	—				502,513	(15)	$844,222
Elijio V. Serrano	79,051	—		$6.60	8/15/2022
Elijio V. Serrano	29,646	—		$10.30	5/20/2023
Elijio V. Serrano	41,860	—		$11.16	5/20/2024
Elijio V. Serrano	70,978	—		$7.15	5/4/2025
Elijio V. Serrano	64,313	10,373	(4)	$7.14	5/2/2026
Elijio V. Serrano	85,372	54,334	(5)	$4.51	2/22/2027
Elijio V. Serrano	—	103,826	(8)	$3.87	2/22/2028
Elijio V. Serrano						5,498	(9)	$9,237
Elijio V. Serrano						31,597	(10)	$53,083
Elijio V. Serrano						101,773	(11)	$170,979
Elijio V. Serrano						129,199	(16)	$217,054
Matthew J. Sanderson	40,439	25,738	(5)	$4.51	2/22/2027
Matthew J. Sanderson	—	54,645	(8)	$3.87	2/22/2028	33,589	(17)	$56,430
Matthew J. Sanderson						14,967	(10)	$25,145
Matthew J. Sanderson						52,494	(11)	$88,190
Owen A. Serjeant						94,697	(12)	$219,697
Owen A. Serjeant						47,771	(13)	$110,829	47,771	(14)	$110,829

(1)	Under the terms of the TETRA equity plans, the option exercise price must be greater than or equal to 100% of the closing price of the common stock on the date of grant.
(2)

Market value of awards granted under the TETRA equity plans is determined by multiplying the number of shares of stock that have not vested by $1.68, the closing price of our common stock on December 31, 2018. Market value of awards granted under the CCLP equity plan is determined by multiplying the number of units that have not vested by $2.32, the closing price of CSI Compressco's units on December 31, 2018.

(3)

The number of units earned under the CCLP performance phantom unit award will be determined based on the actual level of achievement of an established performance objective. The amounts shown in these columns assume achievement of the target performance objective. Market value is determined by multiplying the target number of unearned units that have not vested by $2.32, the closing price of CSI Compressco's units on December 31, 2018.

(4)	The remaining unvested portion of the stock option award granted on May 2, 2016 will vest 2.7778% of the award each month until becoming fully vested on May 2, 2019.
(5)	The remaining unvested portion of the stock option award granted on February 22, 2017 will vest 2.7778% of the award each month until becoming fully vested on February 22, 2020.
(6)	The remaining unvested portion of the stock appreciation right granted on February 22, 2017 will vest 2.7778% of the award each month until becoming fully vested on February 22, 2020.
(7)

One-third of the stock appreciation rights granted on February 22, 2018 vested on February 22, 2019; 2.7778% portions of the award will vest each month until becoming fully vested on February 22, 2021.

2019 Proxy Statement	TETRA Technologies, Inc. I 65

COMPENSATION OF EXECUTIVE OFFICERS

(8)	One-third of the stock option award granted on February 22, 2018 vested on February 22, 2019; 2.7778% portions of the award will vest each month until becoming fully vested on February 22, 2021.
(9)	The remaining unvested portion of the TETRA restricted stock award granted on May 2, 2016 will vest on May 2, 2019.
(10)	One-sixth portions of the restricted stock award granted on February 22, 2017 will vest on February 28, 2019, August 31, 2019 and February 22, 2020.
(11)

One-third of the TETRA restricted stock award granted on February 22, 2018 vested on February 22, 2019; one-sixth portions of the remaining unvested award will vest once every six months until becoming fully vested on February 22, 2021.

(12)	The CCLP phantom unit award granted on November 20, 2017 will cliff-vest on the third anniversary date of the award.
(13)	One-third of the phantom unit award granted on February 24, 2018 vested February 24, 2019; one-third portions of the remaining unvested award will vest on February 24, 2020 and February 24, 2021.
(14)

The CCLP performance phantom unit award for the performance period of January 1, 2018 through December 31, 2020 may be settled pursuant to the terms of the award in March of 2021 if applicable performance objectives are met. The number of units shown is the target number of units that may be issued under the award.

(15)

One-half of the TETRA restricted stock inducement award granted on February 12, 2018 will vest on February 12, 2019, and the remaining one-half portion of the award will vest one-fourth on February 12, 2020 and one-fourth on February 12, 2021.

(16)	The TETRA restricted stock award granted on February 22, 2018 will cliff-vest on February 22, 2021.
(17)	The remaining unvested portion of the TETRA restricted stock award granted on December 1, 2016 will vest on December 1, 2019.

Option Exercises and Stock Vested

The following table sets forth certain information regarding TETRA stock options and stock awards exercised and vested, respectively, under the TETRA equity plans, by each of our Named Executive Officers during the fiscal year ended December 31, 2018.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares or Units Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Stuart M. Brightman	—	$—	125,941	$506,743
Brady M. Murphy	—	$—	—	$—
Elijio V. Serrano	—	$—	47,836	$192,517
Matthew J. Sanderson	—	$—	48,557	$139,443
Owen Serjeant	—	$—	—	$—

Nonqualified Deferred Compensation

The following table discloses contributions, earnings, and balances for each of the Named Executive Officers under the TETRA Technologies, Inc. Executive Nonqualified Excess Plan, as of December 31, 2018.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
	($)	($)	($)	($)	($)
Stuart M. Brightman(1)	$61,702	$—	$(204,843)	$—	$2,062,705
Elijio V. Serrano	—	—	—	—	—
Brady M. Murphy	—	—	—	—	—
Matthew J. Sanderson	—	—	—	—	—
Owen A. Serjeant	—	—	—	—	—

(1)	The $61,702 in contributions by Mr. Brightman is reported in his 2018 salary in the Summary Compensation Table.

66 I TETRA Technologies, Inc.	2019 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

The Executive Nonqualified Excess Plan is an unfunded deferred compensation plan pursuant to which the Named Executive Officers and non-employee directors may elect to participate. The Named Executive Officers may elect to defer up to 100% of their base salary and performance-based cash incentive compensation. Deferral elections as to annual base salary are due by mid-December, and are effective as of January 1 of the succeeding year. Deferral elections for cash incentive compensation may be made in the December enrollment period, or in a mid-year enrollment period. Deferrals are held for each participant in separate individual accounts in a rabbi trust. Deferred amounts are credited with earnings or losses depending upon the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested. A deferral period and payment date must be irrevocably specified at election for each deferral. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account upon termination of employment or service, as applicable, or upon disability or death. Hardship withdrawals are permitted for unforeseeable emergencies. In the event the Executive Nonqualified Excess Plan is terminated within twelve months of a change in control, the deferred amounts will become payable to each participant.

Potential Payments upon Termination or Change of Control

As of the date of this proxy statement, we do not have a defined severance plan for, or any agreement with, any Named Executive Officer that would require us to make any termination payments. We have previously entered into employment agreements with each of our Named Executive Officers that are substantially identical to the form of agreement executed by all of our employees. These agreements evidence the at-will nature of employment, and do not guarantee term of employment, salary, severance or change in control payments.

In addition, we have entered into change of control agreements ("COC Agreements") with each of our NEOs and other members of our senior management. The COC Agreements have an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each Named Executive Officer upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the Named Executive Officer's employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the Named Executive Officer for Good Reason (as that term is defined in the COC Agreements).

Under the COC Agreements, if a qualifying termination event occurs in connection with or within two years following a change of control, we have an obligation to pay to each Named Executive Officer the following cash severance amounts: (i)(A) an amount equal to the Named Executive Officer's earned but unpaid Annual Bonus (as that term is defined in the COC Agreement) attributable to the immediately preceding calendar year and earned but unpaid Long Term Bonus (as that term is defined in the COC Agreement) attributable to the performance period ended as of the end of the immediately preceding calendar to the extent such amounts would have been paid to the Named Executive Officer had the Named Executive Officer remained employed by us, and in each case only to the extent the performance goals for each such bonus were achieved for the respective performance period, plus (B) the Named Executive Officer's prorated target Annual Bonus for the current year, plus (C) an amount equal to the Named Executive Officer's target Long Term Bonus for each outstanding award; plus (ii) the product of 2.99, in the case of Mr. Brightman, or 2, in the case of the other Named Executive Officers, times the sum of the Named Executive Officer's Base Salary and target Annual Bonus amount for the year in which the qualifying termination event occurs; plus (iii) an amount equal to the aggregate premiums and any administrative fees applicable to the Named Executive Officer due to an election of continuation of coverage that the Named Executive Officer would be required to pay if the Named Executive Officer elected to continue medical and dental benefits under our group health plan for the Named Executive Officer and the Named Executive Officer's eligible dependents without subsidy from us for a period of two years following the date of a qualifying termination of  the Named Executive Officer's employment. The Agreement also provides for full acceleration of any outstanding stock options, restricted stock awards and other stock-based awards upon a qualifying termination of the Named Executive Officer's employment to the extent permitted under the applicable plan.  All payments and benefits due under the COC Agreement are conditioned upon the execution and nonrevocation by the Named Executive Officer of a release for our benefit.  All payments under the COC Agreement are subject to reduction as may be necessary to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended.

2019 Proxy Statement	TETRA Technologies, Inc. I 67

COMPENSATION OF EXECUTIVE OFFICERS

The COC Agreements also contain certain confidentiality provisions and related restrictions applicable to the NEOs.  In addition to restrictions upon improper disclosure and use of Confidential Information (as defined in the COC Agreement), each Named Executive Officer agrees that for a period of two years following a termination of employment for any reason, such Named Executive Officer will not solicit our employees or otherwise engage in a competitive business with us as more specifically set forth in the COC Agreement.  Such obligations are only applicable to the Named Executive Officer if he receives the severance benefits described above.

Under the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan, the CSI Compressco Board of Directors, in its sole discretion, may accelerate the vesting of phantom units and performance phantom units held by plan participants upon termination of their employment. Similarly, under the TETRA Technologies, Inc. Amended and Restated 2007 Long Term Incentive Compensation Plan, Third Amended and Restated 2011 Long Term Incentive Compensation Plan, and the 2018 Equity Incentive Plan the Compensation Committee of our Board of Directors may accelerate the vesting of stock options, restricted stock awards, and other equity-based awards held by plan participants at its sole discretion. The following table quantifies the potential payments to Named Executive Officers who were employed by us as of December 31, 2018, under the contracts, agreements or plans discussed above in various scenarios involving a change of control or termination of employment, assuming a December 31, 2018 termination date. The Retirement Guidelines were not effective as of December 31, 2018 and therefore any impact from the Retirement Guidelines is not included in the following table. In addition to the amounts reflected in the table, the Named Executive Officers would receive upon termination any salary earned through December 31, 2018, and any benefits they would otherwise be entitled to under our 401(k) Plan and Executive Nonqualified Excess Plan.

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments upon Termination or Change of Control Table

Name	Cash Severance Payment(1)	Bonus Payment(2)	Accelerated Exercisability of Unvested Options(3)	Accelerated Vesting of Shares or Units(4)	Continuation of Health Benefits	Total
Stuart M. Brightman
Death/disability	$—	$—	$—	$657,607	$—	$657,607
Retirement	—	—	—	657,607	—	657,607
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	4,604,600	2,795,899	—	657,607	51,133	8,109,239

Elijio V. Serrano
Death/disability	$—	$—	$—	$450,353	$—	$450,353
Retirement	—	—	—	450,353	—	450,353
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,620,000	1,077,521	—	450,353	31,343	3,179,217

Brady M. Murphy
Death/disability	$—	$—	$—	$844,222	$—	$844,222
Retirement	—	—	—	844,222	—	844,222
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	2,160,000	282,841	—	844,222	45,124	3,332,187

Matthew J. Sanderson
Death/disability	$—	$—	$—	$169,764	$—	$169,764
Retirement	—	—	—	169,764	—	169,764
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,248,000	585,928	—	169,764	41,516	2,045,208

Owen A. Serjeant
Death/disability	$—	$—	$—	$441,354	$—	$441,354
Retirement	—	—	—	441,354	—	441,354
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,394,000	238,382	—	441,354	34,973	2,108,709

(1)	Amounts shown are a multiple of base salary plus target annual cash bonus, as provided under the terms of the COC Agreements.
(2)

Includes earned annual cash incentive for the 2018 performance period and earned long-term cash incentive for the three-year performance period ended December 31, 2018, as applicable, and any target amounts of long-term cash incentives granted for the 2017 through 2019 and 2018 through 2020 performance periods.

(3)

The TETRA and CSI Compressco equity plans allow acceleration upon death, disability or retirement at the discretion of the Compensation Committee or CSI Compressco GP Board of Directors, as applicable. Under our COC Agreements, acceleration would occur upon a qualifying termination of employment following a change of control. The value of accelerated vesting of options and stock appreciation rights is calculated by subtracting the exercise price of outstanding awards from $1.68, the closing price of our common stock on December 31, 2018; however, as no unvested stock options or stock appreciation rights were in the money at that time, no values are shown.

2019 Proxy Statement	TETRA Technologies, Inc. I 69

COMPENSATION OF EXECUTIVE OFFICERS

(4)

The TETRA and CSI Compressco equity plans allow acceleration upon death, disability or retirement at the discretion of the Compensation Committee or CSI Compressco Board of Directors, as applicable. Under our COC Agreements, acceleration would occur upon a qualifying termination of employment following a change of control. The value of accelerated vesting of TETRA restricted stock is calculated by multiplying the number of accelerated shares by $1.68, the closing price of our common stock on December 31, 2018. The value of accelerated CSI Compressco unit awards is calculated by multiplying the number of accelerated units by $2.32, the closing price of CSI Compressco's units on December 31, 2018.

COMPENSATION RISK

The Compensation Committee of our Board of Directors reviews and evaluates potential risks related to the design of our compensation programs. In its evaluation of our annual and long-term incentive compensation plans that were in effect during 2018, as well as the incentive compensation arrangements proposed for 2019 as described above, the Compensation Committee determined that such plans are designed with the appropriate balance of risk and reward relative to our overall business strategy. In addition, the stock ownership guidelines for our executive officers encourage them to focus on the creation of long-term value for stockholders rather than short-term results.

Specifically, under our Cash Incentive Compensation Plan, the amount of each participant’s prospective payment, for both annual and long-term awards, is established as a percentage of annual base salary, and is contingent on performance, including the attainment of targeted levels of performance that include both financial and nonfinancial measures. With respect to long-term Cash Incentive Compensation Plan, attainment of targeted levels of performance is measured over two or more years. Notwithstanding the attainment of any established performance measures, the amount of the annual or long-term cash incentive payment received by any participant is subject to the ultimate discretion of the Compensation Committee. Further, annual and long-term cash awards are paid only after the Compensation Committee has reviewed our audited financial statements for the applicable performance period.

Long-term equity incentive awards typically consist of stock options, restricted stock, and/or CSI Compressco phantom units that generally vest ratably over a three-year period, and/or CSI Compressco performance phantom units that vest at the end of a performance period. The recipients of such awards can realize an increase in the value of their long-term equity awards only to the extent that our investors benefit from an increase in the market price for our common stock or the CSI Compressco units.

70 I TETRA Technologies, Inc.	2019 Proxy Statement

DIRECTOR COMPENSATION

The key terms of our independent director compensation include the following:

Board Annual Retainer paid to all non-employee directors except Chairman of the Board (paid in cash)	● $50,000; paid in monthly installments
Non-Executive Chairman Annual Retainer (paid in cash)	● $132,000; paid in monthly installments
Committee Chair Annual Retainers (paid in cash)	● Audit Committee - $15,000; paid in quarterly installments ● Compensation Committee - $15,000; paid in quarterly installments ● Governance Committee - $10,000; paid in quarterly installments
Meeting Fees paid to all non-employee directors except Chairman of the Board (paid in cash)	● Board meetings - $1,500 per meeting ● Committee meetings - $1,500 per meeting
Annual Equity Award

●  Annual award value of $100,000 granted in restricted shares using the closing stock price on the grant date.

●  Annual awards granted on the date of TETRA’s Annual Stockholder Meeting, with 25% of the award vesting on the date of grant and additional 25% portions of the award vesting on August 4, 2018, November 4, 2018, and February 4, 2019

Other

●  All non-employee directors, including Mr. Sullivan, are reimbursed for out-of-pocket expenses incurred in attending meetings of the board or its committees and related activities, including director education courses and materials.

●  Directors who are also our officers or employees do not receive any compensation for duties performed as directors

On May 4, 2018, each non-employee director as of that date, including Mr. Sullivan, received an award of 24,214 shares of restricted stock with an aggregate grant date fair market value of $101,457. Twenty-five percent of the shares of restricted stock so awarded vested on the date of grant, and additional 25% portions of the award vested on August 4 and November 4, 2018 and February 4, 2019. It is anticipated that future compensation arrangements approved by the board will include awards of grants of approximately $100,000 in value of restricted stock to each Non-employee Director on an annual basis, to be awarded in conjunction with our Annual Meeting of Stockholders held in May of each year.

On July 19, 2018, in connection with her appointment as a member of our Board of Directors, Ms. Luna received an award of 17,818 restricted shares with a grant date fair market value of $80,003, representing the prorated portion of the annual award granted to our Non-employee Directors in May of 2018 for their service from May 2018 through May of 2019.  Ms. Luna’s prorated award vested 25% on the date of grant, and 25% on each of August 4, 2018, November 4, 2018 and February 4, 2019.

Under the Executive Nonqualified Excess Plan, each director may elect to defer the receipt of up to 100% of the cash compensation paid to such director by making an irrevocable deferral election. Deferred amounts are credited with earnings or losses depending on the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested.

2019 Proxy Statement	TETRA Technologies, Inc. I 71

DIRECTOR COMPENSATION

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of our Non-employee Directors during the fiscal year ended December 31, 2018.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	All Other Compensation	Total
	($)	($)	($)	($)	($)
Mark E. Baldwin	$84,500	$101,457	$—	$—	$185,957
Thomas R. Bates, Jr.	86,000	101,457	—	—	187,457
Paul D. Coombs (2)	74,000	101,457	—	—	175,457
John F. Glick	85,500	101,457	—	—	186,957
Gina Luna	36,618	80,003			116,621
Stephen A. Snider (3)	27,704	—	—	—	27,704
William D. Sullivan	132,000	101,457	—	—	233,457
Kenneth E. White, Jr. (3)	27,704	—	—	—	27,704
Joseph C. Winkler, III	75,500	101,457	—	—	176,957

(1)

On May 4, 2018, each Non-employee Director as of that date was awarded 24,214 shares of restricted stock with a FASB ASC Topic 718 value of $4.19 per share. Twenty-five percent of such shares vested on the date of grant, and additional 25% portions of the award vested on August 4 and November 4, 2018, and on February 4, 2019. On July 19, 2018, Ms. Luna received an award of 17,818 shares of restricted stock with a FASB ASC Topic 718 value of $4.49 per share. Twenty-five percent of such shares vested on the date of grant, and additional 25% portions of the award vested on August 4 and November 4, 2018, and on February 4, 2019.

(2)

Our health insurance plan permits directors who were former employees of TETRA to participate in our health plan.  Mr. Coombs participates in, and pays his portion of the contribution to, our health plan.  Because TETRA has a self-insured medical plan, our cost of coverage is the amount of any actual medical claims we pay on behalf of Mr. Coombs and his covered dependents.

(3)

Fees earned or paid in cash for Messrs. Snider and White represent compensation earned for service as a director from January 1, 2018 through May 4, 2018, respectively, at which time each of them retired from service as a director.  Neither Mr. Snider nor Mr. White received an equity award during 2018.

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BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2018, with respect to each person that beneficially owns five percent (5%) or more of our common stock, and as of March 4, 2019 with respect to (i) our directors; (ii) our Named Executive Officers; and (iii) our directors and executive officers as a group.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
BlackRock, Inc.	18,696,838	(1)	14.9%
55 East 52nd Street
New York, New York 10022
T. Rowe Price Associates, Inc.	10,501,853	(2)	8.30%
100 E. Pratt Street
Baltimore, Maryland 21202
The Vanguard Group, Inc.	8,584,694	(3)	6.80%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	7,548,906	(4)	6.01%
6300 Bee Cave Road
Austin, Texas 78746
Fuller & Thaler Asset Management, Inc.	6,777,007	(5)	5.28%
401 Borel Way, Suite 300
San Mateo, California 94402
Mark E. Baldwin	96,522		*
Thomas R. Bates, Jr.	243,044		*
Stuart M. Brightman	2,219,430	(6)	1.8%
Paul D. Coombs	925,552		*
John F. Glick	115,622		*
Gina A. Luna	17,818		*
Brady M. Murphy	825,372		*
William D. Sullivan	191,624		*
Joseph C. Winkler III	80,005		*
Matthew J. Sanderson	308,714	(7)	*
Owen A. Serjeant	0		*
Elijio V. Serrano	1,197,595	(8)	*
Directors and executive officers as a group (16 persons)	7,345,538	(9)	5.8%

*	Less than 1%
(1)

Pursuant to a Schedule 13G/A dated January 31, 2019, BlackRock, Inc. has sole dispositive power with respect to 18,696,838 shares of our common stock and sole voting power with respect to 18,444,810 of such shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of our common stock, but no one person's interest in our common stock is more than 5% of the total outstanding shares.

(2)

Pursuant to a Schedule 13G/A dated February 14, 2019, T Rowe Price Associates, Inc. has sole dispositive power with respect to 10,501,853 shares of our common stock and sole voting power with respect to 3,521,753 of such shares and T Rowe Price Small-Cap Value Fund Inc. has sole voting power with respect to 6,916,300 shares of our common stock.  T. Rowe Price Associates is a registered investment advisor and a registered investment company and does not serve as custodian of shares of our common stock held by any of its clients; accordingly, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such shares of our common stock and not more than 5% of our outstanding shares of common stock is owned by any one client subject to the investment advice of T. Rowe Price Associates.

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BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

(3)

Pursuant to a Schedule 13G/A dated February 11, 2019, The Vanguard Group, Inc. has sole dispositive power with respect to 8,322,865 shares of our common stock, shared dispositive power with respect to 225,829 shares of our common stock, sole voting power with respect to 257,788 shares of our common stock, and shared voting power with respect to 5,500 shares of our common stock. The shares reported include shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. that is the beneficial owner of 220,329 shares of our common stock, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. that is the beneficial owner of 42,959 shares of our common stock.

(4)

Pursuant to a Schedule 13G/A dated February 8, 2019, Dimensional Fund Advisors LP has sole voting power with respect to 7,189,311 shares of our common stock and sole dispositive power with respect to 7,548,906 shares of our common stock. Dimensional Fund Advisors LP is a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”).  Although Dimensional Fund Advisors LP possess voting and investment power over the reported shares and is deemed to be the beneficial owner of such shares, it disclaims beneficial ownership of such shares.  Various Funds have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of our common stock, but no one Fund's interest in our common stock is more than 5% of the total outstanding shares.

(5)

Pursuant to Schedule 13G/A dated February 12, 2019, Fuller & Thaler Asset Management, Inc. has sole dispositive power with respect to 6,777,007 shares of our common stock and sole voting power with respect to 6,640,107 shares of our common stock.  Fuller & Thaler Asset Management, Inc. is deemed to be the beneficial owner of the number of common shares reported pursuant to separate arrangements whereby it acts as investment advisor to certain persons.  Each person for whom Fuller & Thaler Asset Management, Inc. acts as investment advisor has the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of our common stock.

(6)	Includes 883,122 shares subject to options exercisable within 60 days of the record date.
(7)	Includes 62,330 shares subject to options exercisable within 60 days of the record date.
(8)	Includes 419,814 shares subject to options exercisable within 60 days of the record date.
(9)	Includes 1,864,897 shares subject to options exercisable within 60 days of the record date.

The following table sets forth certain information with respect to the beneficial ownership of CSI Compressco LP common units as of March 4, 2019 with respect to (i) our directors; (ii) our Named Executive Officers; and (iii) our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Mark E. Baldwin	—	*
Thomas R. Bates, Jr.	10,500	*
Stuart M. Brightman	43,097	*
Paul D. Coombs	41,752	*
John F. Glick	2,000	*
Gina A. Luna	—	*
Brady M. Murphy	—	*
William D. Sullivan	56,521	*
Joseph C. Winkler III	—	*
'Matthew J. Sanderson	—	*
Owen A. Serjeant	279,607	*
Elijio V. Serrano	8,046	*
Directors and executive officers as a group (16 persons)	464,748	0.99%
*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of common stock (Forms 3, 4, and 5) with the SEC and the NYSE. Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such forms they file.

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BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

To our knowledge, and based solely on our review of the copies of such reports, we have received written representations by certain reporting persons that no reports on Form 5 were required and we believe that during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our executive officers, directors, and 10% stockholders were complied with in a timely manner.

Proposals of Stockholders

We must receive a stockholder proposal intended to be considered for inclusion in our proxy materials relating to our 2020 Annual Meeting of Stockholders at our principal executive offices no later than November 22, 2019. To be considered for inclusion in our proxy statement, such proposal must also comply with the other requirements of Rule 14a-8 of the Exchange Act as well as the procedures set forth in our bylaws, which are separate and distinct from, and in addition to, SEC requirements.

For proposals not intended to be submitted in next year’s proxy statement, but sought to be presented at our 2019 Annual Meeting of Stockholders, our bylaws provide that stockholder proposals, including director nominations, must be received at our principal executive offices no later than eighty (80) days prior to the date of our annual meeting, provided, that if the date of the annual meeting was not publicly announced more than ninety (90) days prior to the date of the annual meeting, the notice by the stockholder will be timely if delivered to our principal executive offices no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was communicated to the stockholders. Proxies to be solicited by the board for the 2019 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 12, 2019. A copy of our bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 24955 Interstate 45 North, The Woodlands, Texas 77380.

Additional Financial Information

Stockholders may obtain additional financial information about us for the year ended December 31, 2018 from our Annual Report on Form 10-K filed with the SEC. A copy of the Annual Report on Form 10-K may be obtained without charge either by sending a request in writing to TETRA Technologies, Inc., Attn: Investor Relations, 24955 Interstate 45 North, The Woodlands, Texas 77380, or by calling (281) 367-1983.

Other Matters

The Board of Directors has no knowledge at this time of any matters to be brought before the annual meeting other than those referred to in this document. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

A certified copy of the list of stockholders as of the record date of March 4, 2019 will be available for stockholder inspection at our office ten days prior to the meeting date of May 3, 2019.

2019 Proxy Statement	TETRA Technologies, Inc. I 75

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TETRA Technologies, Inc., to be voted at our Annual Meeting of Stockholders to be held on Friday, May 3, 2019 at 11:00 a.m. local time, and at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders.

The complete mailing address of our principal executive offices is 24955 Interstate 45 North, The Woodlands, Texas 77380, and our telephone number is (281) 367-1983.

Attendance at the Annual Meeting is limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

Internet and Electronic Availability of Proxy Materials

As permitted by the rules adopted by the SEC, we are making this proxy statement and related proxy materials available on the internet under the “notice and access” delivery model. The “notice and access” model removes the requirement for public companies to send stockholders a printed set of proxy materials and allows companies instead to deliver to their stockholders a “Notice of Internet Availability of Proxy Materials” and to provide access to the documents over the internet. Our Notice of Internet Availability of Proxy Materials (“Notice”) was first mailed to stockholders of record and beneficial owners on or about March 21, 2019. The Notice is not a form for voting, and presents only an overview of the more complex proxy materials. Stockholders are encouraged to access and review the proxy materials before voting.

This proxy statement, the form of proxy, and voting instructions are being made available to stockholders on or about March 21, 2019 at www.envisionreports.com/TTI for registered holders and at www.proxyvote.com  for beneficial holders. You may also request a printed copy of this proxy statement and the form of proxy by telephone, over the internet or by email by following the instructions printed on your Notice.

Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2018 is being made available at the same time and by the same methods. The Annual Report to Stockholders is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Receiving future proxy materials by email will save the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect unless the stockholder terminates it.

General Voting Instructions

Below are instructions on how to vote as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record and the Notice was sent directly to you by us.

If you are a stockholder of record, you may vote in person at the Annual Meeting. Your Notice will be your evidence of ownership and serve as your authorization to vote in person; we will provide a ballot for you when you arrive at the meeting. If you requested printed copies of the proxy materials, check the appropriate box on the proxy card and bring evidence of your share ownership to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by internet by following the instructions in the Notice or, if you requested printed copies of the proxy materials, you can vote by internet, by telephone, or by delivering your proxy through the mail.

Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If you are a beneficial owner, in order to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares and bring evidence of your stock ownership from the organization with you to the meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may direct the vote of your shares by following the instructions on the Notice delivered to you by the organization holding your account. Many brokerage firms, banks, broker-dealers, or other similar organizations participate in the Broadridge Financial Solutions, Inc., Online and Telephone Program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for beneficial owners if the organization holding their account participates in the program or other similar programs.

401(k) Plan Participants. If you participate in our 401(k) Retirement Plan (the “401(k) Plan”) and have contributions allocated to the TETRA stock fund, you are entitled to direct the 401(k) Plan trustee to vote the shares of our common stock credited to your account as of the close of business on the record date. You may deliver your voting instructions to the 401(k) Plan trustee by internet or telephone by following the instructions on your proxy card, or by indicating your voting instructions on your proxy card and returning it by mail. All proxy cards that are properly completed, signed, and returned by mail or submitted via the internet or by telephone prior to April 30, 2019 will be voted. If you return your proxy card with no voting instructions marked, or if you do not return a proxy card or submit voting instructions via the internet or by telephone, your shares will be voted by the trustee as directed by our 401(k) Plan Administrator.

How to Revoke Your Proxy. All valid proxies received prior to the Annual Meeting will be voted in accordance with the instructions so indicated. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. A proxy may be revoked by a stockholder of record at any time before it is exercised by submitting a written revocation or a later-dated proxy to our Corporate Secretary at the mailing address provided above, by voting again via the internet or telephone, or by attending the Annual Meeting in person and so notifying the Inspector of Elections. If you are a beneficial owner and wish to change your vote, you must contact the organization that holds your shares prior to the Annual Meeting to assist you with this process. If you are a 401(k) Plan participant, you may revoke your voting instructions by submitting a new proxy containing your voting instructions via the internet, by telephone, or by delivering a later dated proxy card by mail prior to April 26, 2019.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Voting Rules

Stockholders Entitled to Vote - the Record Date. We fixed the close of business on March 4, 2019 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 125,626,707 shares of common stock and no shares of preferred stock.

Quorum Required. A quorum must be present at the Annual Meeting for us to conduct business at the Annual Meeting. To establish a quorum, we need the presence, either in person or by proxy, of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote. We will count abstentions and broker nonvotes to determine whether a quorum is present. Broker nonvotes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and the nominee has not received voting instructions from the beneficial owner.

Number of Votes. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

Voting on Proposal No. 1 - Election of Directors.  When voting on this proposal, you have two options:

•	vote FOR a nominee; or
•	WITHHOLD authority to vote for a nominee.

If a quorum is present at the Annual Meeting, the nine persons receiving the greatest number of votes will be elected to serve as directors. Therefore, any shares that are not voted and votes that are withheld will not influence the outcome of the election of directors. Brokers who have not received voting instructions from the beneficial owner do not have the discretionary authority to vote on the election of directors. Therefore, broker nonvotes will not be considered in the vote totals and will have no effect on the vote regarding the election of directors. However, as described in greater detail in the “Corporate Governance” section of this proxy, our Board of Directors has adopted a majority vote policy that applies to the election of directors. Under this policy, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of “withheld” votes from his or her election than votes “for” his or her election is required, unless such nominee has previously submitted an irrevocable resignation in accordance with the policy, to tender his or her resignation to the Chairman of the Board. Consequently, the number of “withheld” votes with respect to a nominee will affect whether or not our majority vote policy will apply to that individual. You may not cumulate your votes for any one of the nominees.

Voting on Proposal Nos. 2 and 3. When voting on Proposal Nos. 2 and 3, you have three options:

•	vote FOR a given proposal;
•	vote AGAINST a given proposal; or
•	ABSTAIN from voting on a given proposal.

Proposal No. 2 - Ratification of the appointment of independent auditors requires the affirmative vote of a majority of the shares having voting power on such matter that are present or represented at the Annual Meeting.  Brokers who have not received voting instructions from the beneficial owner have the discretionary authority to vote on this matter. Therefore, broker nonvotes will be included in the vote totals and have the same effect as a vote against this proposal.  For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

Proposal No. 3 - Advisory vote to approve the compensation of executive officers is advisory in nature and will not be binding on or overrule any decisions by our Board of Directors or the Compensation Committee of our Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders’ concerns, and our Board of Directors will evaluate whether any actions are necessary to address those concerns. Brokers do not have discretionary authority to vote on the advisory vote to approve executive compensation. Consequently, broker nonvotes will not be considered in the vote totals for this

78 I TETRA Technologies, Inc.	2019 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

proposal and will have no effect on the vote.  For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Our Board of Directors is not currently aware of any such other matters.

Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed, and returned or submitted via the internet or by telephone prior to the Annual Meeting will be voted. If you return or submit your proxy with no votes marked, your shares will be voted as follows:

•	FOR the election of each of the nominees for director;
•	FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm; and
•	FOR the advisory vote to approve of executive compensation.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In such a case, the nonvoted shares will be considered in the manner described above.

Who Counts the Votes. Votes will be counted by Computershare Trust Company, N.A.

Information About the Solicitation of Proxies. Our Board of Directors is soliciting the proxy accompanying this statement in connection with the Annual Meeting. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers, and employees may, without extra compensation, solicit the return of proxies by mail, personal interview, telephone, or email.  We have also retained Alliance Advisors LLC to assist in the solicitation of proxies for a fee of approximately $9,500 plus customary costs and other expenses.  Brokerage houses and other custodians, nominees, and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

We will pay all costs of preparing, printing, assembling, and delivering the Notice of the Annual Meeting, the Notice, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Householding of Annual Meeting Materials

SEC rules regarding the delivery of the notice of internet availability, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.

2019 Proxy Statement	TETRA Technologies, Inc. I 79

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

We have delivered only one notice of internet availability of the proxy materials or one paper copy proxy statement and annual report, as applicable, to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. If a stockholder prefers to receive separate copies of our notice of internet availability of proxy materials or our proxy statement or annual report, either now or in the future, we will promptly deliver, upon written or oral request, a separate copy of the notice of internet availability of proxy materials or our proxy statement or annual report, as requested, to that stockholder at the shared address to which a single copy was delivered. Such requests should be communicated to our transfer agent, Computershare Investor Services, either by sending a request in writing to 462 South 4th Street, Suite 1600, Louisville, KY 40202, or by calling 1-866-641-4276.

If you are currently a stockholder sharing an address with another stockholder and wish to have only one notice of internet availability of proxy materials or proxy statement and annual report delivered to the household in the future, please contact Computershare at the address or telephone number indicated above.

By order of the Board of Directors,

Kimberly M. O'Brien
Corporate Secretary
March 21, 2019
The Woodlands, Texas

80 I TETRA Technologies, Inc.	2019 Proxy Statement

TETRA

VOTE

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Nominees:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Mark E. Baldwin	☐	☐	02 - Thomas R. Bates, Jr.	☐	☐	03 - Stuart M. Brightman	☐	☐
04 - Paul D. Coombs	☐	☐	05 - John F. Glick	☐	☐	06 - Gina A. Luna	☐	☐
07 - Brady M. Murphy	☐	☐	08 - William D. Sullivan	☐	☐	09 - Joseph C. Winkler III	☐	☐

Proposal	For	Against	Abstain
2. To ratify and approve the appointment of Ernst & Young LLP as TETRA's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the named executive officers of TETRA Technologies, Inc.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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